EXHIBIT 10.1

PURCHASE AND SALE AGREEMENT
AND JOINT ESCROW INSTRUCTIONS

by and between

MDR ASHLEY PLAZA, LLC,
a Delaware limited liability company

as Seller,

and

HPX Goldsboro Ashley Center LLC,
a Delaware limited liability company

as Buyer,

dated as of

March 5, 2026

with respect to:

Ashley Plaza

201 North Berkeley Blvd

Goldsboro, North Carolina

TABLE OF CONTENTS [to be reviewed]

Page

1.Definitions.1

1.1“Actual Knowledge of Seller”1

1.2“Bill of Sale and Assignment”1

1.3“Broker”/“Brokers”1

1.4“Buyer Party/Parties”1

1.5“Buyer’s Transaction Costs”1

1.6“Claim(s)”1

1.7“Closing Date”1

1.8“Closing”/“Close of Escrow”1

1.9“Contract Period”1

1.10“Deed”2

1.11“Deposit”2

1.12“Due Diligence Materials”2

1.13“Due Diligence Period”2

1.14“Effective Date”2

1.15“Environmental Audit”2

1.16“Environmental Law”2

1.17“Escrow”2

1.18“Estoppel Extension Period”2

1.19“Excluded Service Contracts”2

1.20“Executive Order”2

1.21“Extension Deposit”2

1.22“FIRPTA Certificate”2

1.23“Estoppel Certificate”2

1.24“Hazardous Substance”2

1.25“Improvements”3

1.26“Independent Consideration”3

1.27“Initial Deposit”3

1.28“Intangible Property”3

1.29“Intermediary”3

1.30“Leases”3

1.31“Major Tenants”3

1.32Intentionally omitted.3

1.33“Non-Liquidated Obligations”3

1.34“Opening of Escrow”3

1.35“Owner’s Title Policy”3

1.36“Permitted Exceptions”3

1.37“Personal Property”4

1.38“Prohibited Person”4

1.39“Property”4

1.40“Purchase Price”4

1.41“Real Property”4

1.42“Rejected Estoppel Certificate”4

1.43“Related Assignee”4

1.44“Rents”4

1.45“Second Deposit”4

1.46“Seller Party/Parties”4

1.47“Service Contracts”4

1.48“Survey”4

1.49“Tenant”4

1.50“Title Company”5

1.51“Title Objections”5

1.52“Title Objection Notice”5

1.53“Title Report”5

2.Purchase and Sale.5

3.Independent Consideration.5

4.Purchase Price.5

4.1Deposit.5

4.2Cash Balance.6

5.Escrow; Seller Termination Right.6

6.Due Diligence Period.6

6.1General.6

6.2Due Diligence Materials.7

6.3Leases and Service Contracts.8

6.4Entry/Inspection.9

6.5Environmental Audit.10

6.6Title and Survey Review.11

6.7Notice of Termination and Termination Rights.13

7.Conditions to the Close of Escrow.13

7.1Conditions Precedent to Buyer’s Obligations.13

7.2Conditions Precedent to Seller’s Obligations.14

8.Closing Deliveries to Title Company.14

8.1By Seller.14

8.2By Buyer.15

8.3By Buyer and Seller.15

9.Closing Costs and Expenses; Prorations.16

9.1Seller’s Closing Costs.16

9.2Buyer’s Closing Costs.16

9.3Other Costs.16

9.4Prorations.16

10.Disbursements and Other Actions by Title Company.20

10.1Funds.20

10.2Recording.20

10.1Owner’s Title Policy.20

10.1Delivery of Documents to Buyer or Seller.20

11.Property “As-Is”; Buyer’s Releases.20

11.1“AS-IS” Purchase.20

11.2Assumption and Release.22

12.Mutual Representations.25

13.Seller’s Representations and Warranties.25

13.1Other Leases and Agreements.25

13.2Non-Foreign Entity.25

13.3Litigation.25

13.4Hazardous Materials.25

13.5Leases and Service Contracts.26

13.6Condemnation, Zoning, Violations.26

13.7Bankruptcy.26

13.8Due Diligence Materials.26

13.9Leases.26

13.10Air/Development Rights.27

13.11Third-Party Rights.27

13.12ADA Compliance.27

14.Limitations on Seller’s Representations, Warranties and Covenants after Closing.28

15.Seller’s Covenants.28

15.1Seller’s Pre-Closing Covenants.28

15.2Seller’s Post-Closing Liquidity Covenant.29

16.Condemnation and Destruction.30

16.1Eminent Domain or Taking.30

16.2Damage or Destruction.30

16.3Definition of “Material”.31

17.OFAC.31

18.Notices.32

19.Brokers.33

20.Legal and Equitable Enforcement of this Agreement.34

20.1Default by Seller.34

20.1Default by Buyer.34

21.Assignment.35

22.Miscellaneous.35

22.1Counterparts; Signatures.35

22.2Partial Invalidity.35

22.3Possession of the Property.36

22.4Waivers.36

22.5Successors and Assigns.36

22.6Professional Fees.36

22.7Entire Agreement.36

22.8Construction.36

22.9Governing Law.36

22.10Confidentiality.36

22.11No Recordation.37

22.12Survival.37

22.13Not an Offer.37

22.14Captions.37

22.151031 Exchange.37

Exhibits

Exhibit A -Legal Description
Exhibit B -Form of Deed
Exhibit C -Form of Bill of Sale and Assignment
Exhibit D - List of Leases and Service Contracts
Exhibit E - Form of FIRPTA Affidavit
Exhibit F - Form of Owner’s Affidavit and Indemnity

Exhibit G - Form of Estoppel Certificate

Exhibit H - Form of Tenant Notice Letters

Schedules

Schedule 6.2 -Due Diligence Materials

Schedule 1 - Lease Defaults

Schedule 2 -Rent Roll

Schedule 3 -Security Deposits

PURCHASE AND SALE AGREEMENT
AND JOINT ESCROW INSTRUCTIONS

This Purchase and Sale Agreement and Joint Escrow Instructions (“Agreement”) is dated as of March 5, 2026 (the “Effective Date”), by and between MDR ASHLEY PLAZA, LLC, a Delaware limited liability company (“Seller”) and HPX Goldsboro Ashley Center LLC,, a Delaware limited liability company (“Buyer”).

Buyer and Seller agree as follows:

1.Definitions.For the purposes of this Agreement the following terms will be defined as follows:
1.1“Actual Knowledge of Seller” shall mean and refer to, and shall be limited to, the actual knowledge (and not the constructive or implied knowledge) of C. Brent Winn, Jr. (the “Designated Representative”), without having conducted or being under any obligation to conduct any independent inquiry or inspection to which such actual knowledge or the absence thereof pertains.  For the avoidance of doubt, the Actual Knowledge of Seller will not be construed to refer to the knowledge of any other officer, director, agent, employee or representative of the Seller, or any affiliate of Seller, or to impose upon the Designated Representative any individual personal liability.
1.2“Bill of Sale and Assignment” shall have the meaning that is assigned in Section 8 below.
1.3“Broker”/“Brokers” shall mean JLL Charlotte by Andrew Jomantas.
1.4“Buyer Party/Parties” shall have the meaning given in Section 11.2 below.
1.5“Buyer’s Transaction Costs” shall have the meaning given in Section 20.1 below.
1.6“Claim(s)” shall have the meaning given in Section 11.2 below.
1.7“Closing Date” shall mean and refer to, and shall be, the date which is either (a) sixty (60) days after the end of the Due Diligence Period, or (b) such earlier date as the parties shall agree upon in writing for the Close of Escrow with respect to the purchase and sale of the Property; provided Buyer shall have the right, with written notice to Seller given on or  prior to the original scheduled Closing Date, to extend the Closing Date one (1) time for up to thirty (30) days, so long as Buyer makes the Extension Deposit as and when required pursuant to Section 4.1 below.
1.8“Closing”/“Close of Escrow” shall mean and refer to the consummation of the transactions described in this Agreement, and will be deemed to have occurred on that date when the Deed is recorded in the official records of the county in which the Property is located. Closing and Close of Escrow are terms used interchangeably in this Agreement.
1.9“Contract Period” shall mean and refer to the period from the Effective Date through and including the Closing Date or the earlier termination date of this Agreement.

1.10“Deed” shall have the meaning given thereto in Section 8 below.
1.11“Deposit” shall have the meaning given thereto in Section 4.1 below.
1.12“Due Diligence Materials” shall have the meaning given thereto in Section 6.2 below and on Schedule 6.2 of this Agreement.
1.13“Due Diligence Period” shall mean and refer to the period beginning on the Effective Date and ending at 6:00 p.m. Eastern Time on the date which is thirty (30) calendar days following the Effective Date.
1.14“Effective Date” shall mean and refer to, and shall be, the date upon which this Agreement has been fully executed by both Seller and Buyer.
1.15“Environmental Audit” means a Phase I Environmental Site Assessment of the Property performed by a licensed third party or consultant engaged by Buyer to conduct such Phase I Environmental Site Assessment.
1.16“Environmental Law” means any law, statute, ordinance or regulation pertaining to health, industrial hygiene or the environment including, without limitation CERCLA (Comprehensive Environmental Response, Compensation and Liability Act of 1980) and RCRA (Resources Conservation and Recovery Act of 1976).
1.17“Escrow” shall have the meaning given thereto in Section 5 below.
1.18“Estoppel Extension Period” shall have the meaning given thereto in Section 7.1 below.
1.19“Excluded Service Contracts” shall collectively mean and refer to those Service Contracts, if any, which Seller has elected to terminate by the Closing Date pursuant to Section 6.3 below.
1.20“Executive Order” shall have the meaning given thereto in Section 17 below.
1.21“Extension Deposit” shall have the meaning given thereto in Section 4.1 below.
1.22“FIRPTA Certificate” shall have the meaning given thereto in Section 8 below.
1.23“Estoppel Certificate” shall mean the form of estoppel certificate required and/or set forth in a Lease, if applicable, or such other commercially reasonable form that may be proposed by Buyer and reasonably approved by Seller.
1.24“Hazardous Substance” means any substance, material or waste which is or becomes designated, classified or regulated as being “toxic” or “hazardous” or a “pollutant” or which is or becomes similarly designated, classified or regulated, under any Environmental Law, including without limitation asbestos, petroleum and petroleum products.

1.25“Improvements” shall collectively mean and refer to all buildings, improvements and fixtures located on the Real Property.
1.26“Independent Consideration” shall have the meaning given thereto in Section 3 below.
1.27“Initial Deposit” shall have the meaning given thereto in Section 4.1 below.
1.28“Intangible Property” shall collectively mean and refer to Seller’s interest, if any, in any and all intangible personal property arising out of or in connection with the ownership or operation of the Real Property and/or Improvements, including any easements, appurtenances, development rights, mineral rights, water rights, and air rights that may exist, the right to use the current names of the Real Property and/or Improvements, all licenses, permits and certificates of occupancy issued to Seller by federal, state or local municipal authorities relating to the use, maintenance, occupancy or operation of the Real Property and/or Improvements, and all warranties, guaranties and indemnities made or given by third parties with respect to the Real Property and/or Improvements which are transferable to Buyer; excluding therefrom all Leases and Service Contracts.
1.29“Intermediary” shall have the meaning given thereto in Section 22.16 below.
1.30“Leases” shall collectively mean and refer to all of Seller’s right, title and interest, as landlord, in and to those certain leases described on Exhibit D attached hereto with respect to certain premises located on the Real Property, including Seller’s right, title and interest in and to any security deposits, guarantees, or letters of credit given in connection therewith, and also including any new leases executed in accordance with this Agreement after the Effective Date.
1.31“Major Tenants”shall mean all tenants leasing 10,000 square feet or more including without limitation, Hobby Lobby, Harbor Freight Tools, Planet Fitness, Ashley HomeStore, Citi Trends, and Chuck E. Cheese.
1.32Intentionally omitted.“Non-Liquidated Obligations” shall have the meaning given thereto in Section 20.2 below.
1.34“Opening of Escrow” shall have the meaning given thereto in Section 5 below.
1.35“Owner’s Title Policy” shall have the meaning given thereto in Section 7.1 below.
1.36“Permitted Exceptions” means (i) any matters of title respecting the Property which are approved by Buyer, or deemed to be approved by Buyer, in accordance with this Agreement; (ii) the Title Company’s standard printed conditions, exceptions and exclusions; (iii) liens for real property taxes and assessments not then delinquent, to be paid and removed as of record at Closing, and for all future years; (v) the Leases; and (vi) any matters affecting the condition of title to the Property created by or with the written consent of Buyer, or which otherwise arise from, or are unable to be removed due to, the acts or omissions of a Buyer Party or its employees, agents, affiliates, consultants, contractors, brokers, investigators or advisors; provided Mandatory Removal Items are not Permitted Exceptions.

1.37“Personal Property” shall collectively mean and refer to all of Seller’s right, title and interest, if any, in and to each and all of the following items of tangible personal property that are used on the Real Property in the operation or maintenance thereof: appliances, equipment, furniture, furnishings, fixtures, machinery, signage, and other tangible personal property.
1.38“Prohibited Person” shall have the meaning given thereto in Section 17 below.
1.39“Property” shall mean and refer to, collectively, (i) the Real Property, (ii) the Improvements, (iii) the Personal Property, (iv) the Leases, (v) the Service Contracts, and (vi) the Intangible Property.
1.40“Purchase Price” is and shall be $16,600,000.00 which shall be subject to adjustment and credit as set forth in Section 9 (c) of this Agreement.
1.41“Real Property” shall mean and refer to that certain real property located in the City of City of Goldsboro, Wayne County, North Carolina and more particularly described in Exhibit A attached hereto.
1.42“Rejected Estoppel Certificate” shall mean an Estoppel Certificate disapproved by Buyer within five (5) business days after Buyer’s receipt of the same as a result of the Estoppel Certificate.
1.43“Related Assignee” shall have the meaning given in Section 21 below.
1.44“Rents” shall mean all base rents, escalations, additional rent, percentage rent and all other forms of rent charged by Seller to Tenants under the Leases.

1.45“Second Deposit” shall have the meaning given thereto in Section 4.1 below.
1.46“Seller Party/Parties” shall have the meaning given in Section 11.2 below.
1.47“Service Contracts” shall collectively mean and refer to Seller’s interest in all service, equipment, maintenance and similar agreements, if any, entered into by Seller with respect to the Real Property and/or Improvements, as listed on Exhibit D hereto; excluding therefrom any Excluded Service Contracts, if any, that Seller elects to terminate by the Closing Date pursuant to Section 6.3 below.
1.48“Survey” shall collectively mean any ALTA survey of the Property provided by Seller to Buyer as part of the Due Diligence Materials, any update thereto obtained by Buyer, and any new or other ALTA survey obtained by Buyer with respect to the Property during the Due Diligence Period.
1.49“Tenant” shall collectively mean the tenants/lessees under each Lease.

1.50“Title Company” shall mean and refer to, a nationally reputable title company designated by Buyer or abstract company who will insure with a nationally reputable title company.
1.51“Title Objections” shall have the meaning given in Section 6.6 below.
1.52“Title Objection Notice” shall have the meaning given thereto in Section 6.6 below.
1.53“Title Report” shall have the meaning given thereto in Section 6.6 below.
2.Purchase and Sale. Upon and subject to the terms and conditions set forth in this Agreement, Seller agrees to sell to Buyer and Buyer agrees to buy from Seller the Property, together with all easements, hereditaments, entitlements (to the extent transferable) and appurtenances thereto. In consideration of Seller’s sale of the Property to Buyer, Buyer will (a) pay to Seller the balance of the Purchase Price at the Closing, (b) perform all of Buyer’s other obligations hereunder, and (c) provide Seller with the waivers and releases set forth herein.  The Closing shall occur on the Closing Date, unless extended as set forth herein.
3.Independent Consideration. Upon the execution of this Agreement, Buyer has delivered to Seller, and Seller acknowledges receipt of $250.00 (the “Independent Consideration”), as consideration for Buyer’s right to inspect the Property and Due Diligence Materials during the Due Diligence Period, and for Seller’s execution, delivery and performance of this Agreement.  The Independent Consideration is in addition to and independent of any other consideration or payment provided for in this Agreement, is not a part of the Deposit, shall not be applied against the Purchase Price at Closing, and is non-refundable and shall be retained by Seller in the event of a termination of this Agreement for any reason whatsoever, notwithstanding any other provision of this Agreement to the contrary.
4.Purchase Price. The Purchase Price for the Property will be paid as follows:
4.1Deposit.
(a)Within two (2) business days after the mutual execution of this Agreement by Buyer and Seller and the receipt by Buyer of a fully executed Agreement, Buyer shall deliver to Title Company in cash, by confirmed wire transfer, the sum of $150,000.00 (the “Initial Deposit”).  The Initial Deposit shall be immediately refunded to Buyer if Buyer elects to terminate this Agreement during the Due Diligence Period in accordance with its rights under Section 6 below.
(b)If Buyer does not elect to terminate this Agreement by the end of the Due Diligence Period in accordance with its rights under Section 6, then within three (3) business days after the end of the Due Diligence Period, Buyer shall deliver to Title Company in cash, by confirmed wire transfer, the additional sum of $150,000.00 (the “Second Deposit”).
(c)If Buyer elects to extend the Closing Date in accordance with its rights above, then within three (3) business days after such election, Buyer shall deliver to Title Company in cash, by confirmed wire transfer, the additional sum of $50,000.00 (the “Extension Deposit”).

The Initial Deposit, Second Deposit, and Extension Deposit (if applicable), shall collectively be referred to herein as the “Deposit”, and as such term is used in this Agreement, it shall mean the then current aggregate Deposit held by the Title Company in accordance with this Agreement.  The entire amount of the Deposit shall be immediately refunded to Buyer if Seller is unable or fails to perform its obligations under this Agreement and this Agreement is terminated or as otherwise specifically set forth herein.  In the event of a breach of this Agreement by Buyer, the Deposit together with any and all interest to the extent earned shall be applied as provided in Section 20 below.  If the Closing occurs, the Deposit together with any and all interest permitted shall be applied against the Purchase Price.  If the Title Company places the Deposit (or any portion thereof) into an interest-bearing account, all interest earned thereon shall be the sole property of Buyer and, if the Closing occurs, shall be credited against the Purchase Price due at Closing. If this Agreement is terminated and the Deposit is returned to Buyer, all such interest shall also be paid to Buyer.

4.2Cash Balance. Buyer will deposit into the Escrow with the Title Company on the Closing Date the balance of the Purchase Price by confirmed wire transfer of currently available federal funds, together with Buyer’s share of closing costs and prorations.
5.Escrow; Seller Termination Right. Upon the execution of this Agreement, Buyer and Seller will open an escrow (the “Escrow”) with the Title Company by delivering to Title Company a fully executed copy of this Agreement (the “Opening of Escrow”), which delivery may be done via electronic means such as fax and email.  The purchase and sale of the Property will be completed through the Escrow.  Buyer and Seller may submit additional escrow/closing instructions to Title Company or escrow agreement as reasonably required by the Title Company  so long as they do not conflict with the terms of this Agreement.  If there is a conflict between any printed escrow instructions and this Agreement, the terms of this Agreement will govern.  If the Closing does not occur at the time and in the manner provided in this Agreement because of the default of one of the parties, the non-defaulting party has the right to cancel the Escrow by written notice to the defaulting party and to the Title Company.  In such instance, all costs of cancellation, if any, will be paid by the defaulting party.
6.Due Diligence Period.
6.1General. Subject to the remaining terms of this Section 6, Buyer shall complete its due diligence review and approve the following matters within the Due Diligence Period:
(a)The physical condition of the Property, including without limitation:
i.soil, seismic (including whether or not the Property is situated in a Special Study Zone as designated under the Alquist-Priolo Special Earthquake Studies Zone Act, which may subject construction or development of the Property to the findings of an acceptable geologic report), hydrological, geological and topographical conditions,
ii.the availability of adequate utilities and public access,
iii.the status and nature of any existing or proposed assessment districts and the amount of any assessment liability,

iv.the character and amount of any fee or charge which may be imposed in connection with the development of the Property,
v.whether or not the Property is located in a flood hazard area,
vi.the status of the Property with respect to hazardous and toxic materials and substances,
vii.the status of title to the Property including, without limitation, the Title Report and underlying title documents,
viii.all matters disclosed by any environmental report, and
ix.compliance of the Property with all applicable laws, including Environmental Laws.
(b)Applicable government ordinances, rules and regulations and evidence of compliance therewith, including without limitation zoning and building regulations.
(c)All private restrictions applicable to the Property, including without limitation, declarations of covenants, conditions and restrictions, reciprocal easement and operating agreements, architectural restrictions and owners’ association governing documents.
(d)All licenses, permits, subdivision maps and conditions, improvement agreements, bonds, development agreements, and any and all other governmental approvals and/or authorizations relating to the Property.
(e)Any survey which is provided by Seller to Buyer, or is otherwise obtained by Buyer with respect to the Property.
(f)The Leases, Service Contracts and all other Due Diligence Materials.
(g)The Personal Property, including without limitation the physical condition and operability thereof.
(h)Any and all other matters concerning the current and future use, feasibility or value, or governmental permissions or entitlements pertaining to the Property, or any other matter or circumstance relevant to Buyer in its discretion concerning the Property and its marketability.
6.2 Due Diligence Materials. Within three (3) business days following the Effective Date, Seller shall deliver to Buyer or make reasonably available to Buyer for inspecting, copies of the Leases, Service Contracts, and the non-proprietary property information documents in Seller’s possession and control set forth on Schedule 6.2 (the “Due Diligence Materials”);

except in no event shall the Due Diligence Materials include nor shall Seller be required to provide to Buyer:

(a)any confidential internal memorandum of Seller with respect to the Property or other documents relating to Seller (including, without limitation, internal financial reports, corporate/partnership/membership documents, and tax returns);
(b)any appraisals of the Property or any portion thereof;
(c)any offers or solicitations to purchase or sell the Property;
(d)any loan documents of Seller or any correspondence between Seller and Seller’s lenders; and
(e)any information which is privileged, confidential or proprietary, including, but not limited to:  internal memoranda, analyses and business plans; financial information; and correspondence and other materials to or from Seller’s attorneys, Seller’s affiliates and potential third party buyers.
6.3Leases and Service Contracts.Leases; Estoppel Certificates. Within ten (10) days after the expiration of the Due Diligence Period, Seller shall prepare and deliver to Buyer draft estoppel certificates for each Lease (1) substantially on the form attached hereto as Exhibit G, subject to the applicable Tenant’s reasonable changes, including changes to comply with the estoppel requirements in the applicable Lease (it being acknowledged and agreed that if a Lease provides for an estoppel certificate containing certain specified items and such other items as a party may “reasonably require”, then the delivery by the Tenant under such Lease without any items other than the specified items shall be deemed to be the delivery of an estoppel certificate in compliance with the terms of such Lease); (2) in any form that may be prescribed by the terms of the applicable Lease; or (3) if the Tenant is a regional or national tenant, in the standard form generally used by such Tenant (collectively, the “Estoppel Certificate Requirements”); provided that Buyer shall have the right, after receipt of any Tenant revised draft or executed estoppel certificate, to disapprove the same by written notice to Seller if such estoppel certificate reflects any material discrepancy from the applicable Lease, or is inconsistent with Seller’s representations or warranties. Seller shall use commercially reasonable efforts to cause Tenants to execute and deliver such estoppel certificates in accordance with Section 7.1(e); however, Seller shall not be deemed in default by reason of any Tenant’s failure to deliver an estoppel certificate, provided that nothing herein shall limit Buyer’s rights under Section 7.1(e). Failure by Buyer to respond to any proposed or executed estoppel certificate within five (5) business days following its receipt of such estoppel certificate shall be deemed Buyer’s acceptance and approval of said estoppel certificate; provided, however, that Buyer must approve and may not reject any executed estoppel certificate that meets the Estoppel Certificate Requirements. Each estoppel certificate shall expressly provide that it is made for the benefit of Buyer and any present or future lender providing financing to Buyer in connection with the Property, that Buyer and such lender(s) may rely thereon, and those rights to rely on the estoppel certificates shall survive Closing. All estoppels required under this Agreement shall be dated no earlier than forty-

five (45) days prior to the Closing Date and shall be recertified or updated, if necessary, to satisfy such timing requirement.
(b)SNDAs.  Upon the written request of Buyer on or before fifteen (15) days after the end of the expiration of the Due Diligence Period, Seller agrees to forward, at no cost to Seller and solely as an accommodation to Buyer, Buyer’s lender’s form of Subordination, Non-Disturbance and Attornment Agreement (“SNDA”) (if any) to each Tenant; provided that any such form delivered to Seller to be forwarded by Seller shall be fully completed, including the addresses of all intended recipients.  Seller shall not be deemed in default hereunder by reason of the failure of any Tenant to execute or deliver an SNDA; provided, however, if Buyer’s lender refuses to fund Buyer’s loan at Closing due to the failure to obtain one or more required SNDAs from a Tenant, then Buyer may, by written notice to Seller delivered prior to the Closing, terminate this Agreement, whereupon (i) the Deposit shall be promptly returned to Buyer, and (ii) neither party shall have any further obligation hereunder except those which expressly survive termination.
(c)Service Contracts.  Prior to the end of the Due Diligence Period, Buyer shall review all Service Contracts and provide to Seller a written list of those Service Contracts which Buyer would like Seller to terminate as of or prior to the Closing Date (the “Excluded Service Contracts”).  Seller shall terminate all Excluded Service Contracts designated by Buyer on or before the Closing Date.  In the event that Buyer does not provide Seller with a list of Excluded Service Contracts within the time period described above, it shall be deemed that Buyer has elected to not designate for termination any Excluded Service Contracts.   If Seller fails or elects not to terminate any Excluded Service Contract as requested by Buyer, then Buyer shall have the right, in its sole discretion, to terminate this Agreement by written notice to Seller given at any time prior to Closing or at Closing, notwithstanding the expiration of the Due Diligence Period, and in such event Buyer shall be entitled to its remedies set forth in Section 7 herein.
6.4Entry/Inspection. Seller will allow Buyer and/or its agents and consultants reasonable access to the Property during the Due Diligence Period to perform any and all investigations and inspections desired by Buyer, subject to the provisions of this Section 6.4 and those contained in Section 6.5 below, if applicable.
(a)All tests and investigations will be at Buyer’s sole cost and expense, and the persons or entities performing such tests and investigations will be properly licensed and qualified and will have obtained all appropriate permits therefor.  In the event this Agreement is terminated prior to the Closing, Buyer will give copies of all inspections, investigations, tests or studies to Seller, at no cost to Seller, which obligation shall survive termination and be a condition to the refund of the Deposit to the Buyer.
(b)Buyer will advise Seller at least forty-eight (48) hours in advance of the dates of all tests and investigations and will schedule all tests and investigations during normal business hours whenever feasible unless otherwise requested by Seller.  Without limiting Seller’s rights under Section 6.5 below, Buyer shall not conduct (or cause to be conducted) any physically intrusive investigation, examination or study of the Property including, without limitation, any soil borings, groundwater testing or other “Phase 2” environmental assessment of the Property (any such investigation, examination or study, an “Intrusive Investigation”) without obtaining the prior written consent of Seller, which consent shall not be unreasonably withheld, conditioned or delayed.  In the event Buyer desires to conduct (or cause to be conducted) any Intrusive Investigation of the Property, Buyer will provide a written scope of work to Seller describing the procedures Buyer desires to perform in connection with any Intrusive Investigation.  Seller will have the right to have a representative of Seller accompany Buyer and Buyer’s representatives, agents or designees while they are on the Property.  Buyer shall not, and shall cause the other Buyer Parties to not interfere with Seller’s or any Tenant’s use or occupancy of the Property during the course of any entry or investigation/testing.
(c)Buyer will restore any damage to the Property caused by any inspections or tests performed by Buyer or a Buyer Party, at Buyer’s sole cost and expense, promptly following any such damage occurring.  Until restoration is complete, Buyer will take all steps necessary to ensure that any conditions on the Property created by Buyer’s testing will not interfere with the normal operation of the Property or create any dangerous, unhealthy, unsightly or noisy conditions on the Property.
(d)Prior to any entry or testing, Buyer will obtain, maintain and provide Seller, and shall cause any consultant, contractor or other Buyer Party entering the Property to obtain, maintain, and provide Seller, with proof of comprehensive general liability insurance in the amount of at least $2,000,000.00 combined, single limit coverage, naming Seller and any other Seller Party designated by Seller as an additional insured and with coverages reasonably satisfactory to Seller.  The insurance required above shall (i) specifically cover the liability assumed by Buyer under this Agreement, including, but not limited to, Buyer’s indemnification obligations hereunder, (ii) be issued by an insurance company having a rating of not less than A-X in Best’s Insurance Guide or which is otherwise acceptable to Seller and licensed to do business in the State of North Carolina, (iii) be primary insurance as to all claims thereunder and provide that any insurance carried by Seller or any other Seller Party is excess and is non-contributing with any insurance carried by Buyer or any other Buyer Party, and (iv) contain a cross-liability endorsement or severability of interest clause for the benefit of Seller and the other Seller Parties.  Buyer shall deliver a copy of the required policy or policies or customary certificates thereof, along with original copies of all applicable additional insured endorsements, to Seller before any entry or testing.
(e)Buyer will indemnify, defend and hold Seller and the other Seller Parties harmless for, from and against any and all Claims (defined below) arising out of any entry onto the Property by any Buyer Party or its agents, designees or representatives, whether occurring before, on, or after the Effective Date.

The provisions of Sections 6.4(a), 6.4(c), and 6.4(e) will survive the Closing or any earlier termination of this Agreement.

6.5Environmental Audit. In addition to the terms and conditions of Section 6.4 above, the following additional provisions shall apply with respect to any Environmental Audit made by or at the direction of Buyer:
(a)The Environmental Audit will be conducted pursuant to standard quality control/quality assurance procedures and in accordance with the provisions of Section 6.4 above.  Seller shall have the right to approve, in Seller’s sole but reasonable discretion, any proposed Environmental Audit that involves invasive testing and investigations, including without limitation, any proposed borings or other intrusive sampling and testing methods made or utilized for the purpose of sampling and/or testing soil and/or water.  Notwithstanding the foregoing, if Buyer’s initial (Phase I) Environmental Audit performed for Buyer clearly recommends that Buyer conduct such additional invasive testing, Seller shall not unreasonably withhold, condition, or delay its consent to Buyer’s request to perform a Phase II environmental assessment.
(b)If any report is prepared as the result of the Environmental Audit, such report will be conspicuously labeled as a draft, and Buyer will promptly give Seller a copy of the draft report.  Prior to the Closing, Buyer will keep the draft report and the information contained therein confidential and will not disclose it to any person or entity without Seller’s prior written consent, which shall not be unreasonably withheld or delayed; provided, however, that Buyer may furnish a copy of said draft report to its attorneys and internal employees with a need to know, to any proposed lender in connection with prosecution of an application for a mortgage loan and to any person or entity contemplating an investment in the Property as a partner, member or permitted assignee of Buyer, or to any consultant engaged in, or commenting upon the results of, said draft report.
(c)If the Closing fails to occur for any reason other than a default by Seller, Buyer will deliver all copies of the draft report to, and they will become the property of, Seller, and in any event Buyer will not disclose to any party the contents of the draft report except pursuant to valid legal process or with the written consent of Seller.  This subsection shall survive the termination of this Agreement.
(d)Any ground water, soil or other samples taken from the Property will be properly disposed of by Buyer at Buyer’s sole cost and in accordance with all applicable laws.
6.6Title and Survey Review.Buyer will obtain a preliminary title report or title commitment dated (the “Title Report”) prepared by the Title Company. Buyer shall examine any Survey, the Title Report and the exceptions to title listed therein, as well as all underlying title documents, and within twenty five (25) days following the Effective Date (the “Title Review Period”), notify Seller in writing (the “Title Objection Notice”) of any easement, right-of-way, encroachment, conflict, protrusion or other matter affecting the Property which is shown on a Survey, and of any exceptions which appear in the Title Report (other than the Title Company’s standard printed exceptions for its standard ALTA Owner’s Policy of Title Insurance) that are unacceptable to Buyer (collectively, the “Title Objections”), and the facts and reasons therefor. Notwithstanding anything to the contrary contained herein, Seller shall have no obligations to take any steps, or to bring any action or proceeding, or to otherwise incur any effort or expense whatsoever to eliminate or modify any of the Title Objections, provided however, at Closing, Seller shall be required to remove the liens of any deed of trust, mortgages, mechanics lien or judgment lien created by or through Seller or any other liquidated liens against Seller or the Property that can be satisfied by the payment of a sum certain, excluding such liens caused by Buyer (“Mandatory Removal Items”); provided with respect to judgment liens and mechanics’ liens, Seller may elect to bond over said liens to the extent required by the Title Company for it to insure over said liens. In no event shall Buyer be required to accept title to the Property subject to any Mandatory Removal Items and all such items are deemed objections to title notwithstanding the failure of Buyer to serve notice of same. In addition, Buyer shall have the right any time prior to Closing to assert objection to Title which may arise on any continuation of title or on an updated or new survey after the expiration of the Due Diligence Period.
(b)Within three (3) Business Days following Seller’s receipt of the Title Objection Notice, Seller may notify Buyer in writing (an “Objection Response”) whether it will, at or prior to the Closing Date, eliminate or remove, or cause the Title Company to delete, any of the matters to which Buyer has objected or if Seller declines to eliminate or remove, or cause the Title Company to delete, specified or all of the matters to which Buyer objected.  If Seller fails to provide an Objection Response within said three (3) Business Days, Seller shall be deemed to have declined to eliminate or remove, or cause the Title Company to delete, specified or all of the matters to which Buyer objected. If Seller is unable or unwilling to remove, eliminate or cause to be deleted any of the matters to which Buyer objected, or is deemed to be unable or unwilling, Buyer may terminate this Agreement in its sole and absolute discretion and receive a return of the Deposit; provided, however, the failure of Buyer to terminate this Agreement on or before the expiration of the Due Diligence Period shall be deemed Buyer’s election not to terminate this Agreement on account of any matters shown on the Title Report or Survey that Seller has not agreed to eliminate or remove or cause the Title Company to delete and all such matters except for Mandatory Removal Items will constitute Permitted Exceptions.  If Buyer does not make a timely objection to an exception to title other than a Mandatory Removal Item or if Buyer elects to accept any exceptions to which Buyer has previously objected, such exceptions shall be additional Permitted Exceptions.
(c)The parties agree that, without limiting any other provisions of this Agreement, Seller makes no express or implied warranties regarding the condition of title to the Property, and Buyer shall rely solely on its Owner’s Title Policy for protection against any title defects if Closing occurs.  This subsection shall survive Closing.
(d)If, subsequent to the Title Review Period, (i) any supplemental title report or update issued contains exceptions other than those in the Title Report Commitment, or (ii) any update to the discloses material facts or conditions other than those originally shown on the Survey or Title Report (collectively, the “New Exceptions”), Buyer will be entitled to object to the New Exceptions by delivery of a notice of objections to Seller (a “Supplemental Objections Notice”) on or before the date that is five (5) Business Days following Buyer’s receipt of such supplement or update.  If Buyer fails to deliver to Seller a Supplemental Objections Notice on or before such date, Buyer will be deemed to have waived any objection to the New Exceptions and, provided the New Exceptions are not Mandatory Removal Items, the New Exceptions will be included as Permitted Exceptions.  Seller will have not less than ten (10) days from the receipt of any Supplemental Objections Notice (and, if necessary, Seller may extend the Closing Date as provided in Section 7 herein), within which time Seller shall remove the objectionable New Exceptions.
(e)Violations. At Closing, Seller shall pay all fines and penalties assessed against the Property as of the Closing Date for violations of record at the Closing Date.

6.7Notice of Termination and Termination Rights.
(a)Buyer may on written notice to Seller terminate this Agreement (“Termination Notice”) at any time on or before the end of the Due Diligence Period for any reason or for no reason in its sole and absolute discretion, and upon such termination, the First Deposit shall be promptly returned to Buyer.
(b)If Buyer fails to deliver its Termination Notice on or before the end of the Due Diligence Period, then (i) Buyer will be deemed to have approved the due diligence matters set forth above in this Section 6 or otherwise deemed relevant to Buyer concerning the Property and (ii) this Agreement shall not terminate and Buyer and Seller shall proceed to Closing subject to the remaining terms and conditions of this Agreement.
7.Conditions to the Close of Escrow.
7.1Conditions Precedent to Buyer’s Obligations. The following conditions must be satisfied not later than the Closing Date or such other period of time as may be specified below:
(a)Title.  At the Close of Escrow, as a condition precedent to Buyer’s obligation to close and pay the Purchase Price, Seller shall be in position to deliver title to the Property to Buyer as required under this Agreement.
(b)Representations, Warranties and Covenants of Seller.  Seller will have materially performed each and every agreement to be performed by Seller hereunder and, subject to the provisions of Section 9, Seller’s express representations and warranties set forth in this Agreement will be true and correct as of the Closing Date in all material respects.
(c)Seller’s Deliveries.  Seller’s delivery to Title Company on or before the Closing Date, of the items described in Sections 8.1 and 8.3 below.
(d)Excluded Service Contracts.  Seller shall have terminated all Excluded Service Contracts as of or before the Closing Date.
(e) Estoppel Certificates.  At least five (5) business days prior to Closing, all (1) Major Tenants and (2) Tenants, exclusive of the Major Tenants, occupying at least sixty-five percent (65%) of the remaining occupied rentable square footage of the Improvements shall have executed and delivered an Estoppel Certificate to Seller dated no more than 30 days from the Closing Date (the “Required Estoppels”).  If prior to the Closing Date Seller is unable to deliver the Required Estoppels by the deadline set forth above, Buyer  may elect to (i) waive such condition and consummate the transaction contemplated hereby, or (ii) delay the Closing by up to fifteen (15) days (the “Estoppel Extension Period”) to enable Seller to obtain and deliver to Buyer the outstanding Required Estoppels.  If Buyer desires to delay the Closing Date as set forth in the preceding sentence, it shall notify Seller in writing of such election prior to the Closing Date.  If thereafter Seller still has not obtained the outstanding Required Estoppels Certificates prior to the expiration of the Estoppel Extension Period, then Buyer may either (as its sole and exclusive remedies): (x) terminate this Agreement by written notice to Seller prior to the Closing Date and receive a return of the Deposit as its sole and exclusive remedy following such termination and neither party shall thereafter have any further rights or obligations hereunder, excluding those obligations of Buyer that, by their terms, survive such termination; or (ii) waive this Closing condition and proceed to the Closing.

The conditions set forth in this Section 7.1 are solely for the benefit of Buyer and may be waived only by Buyer.  At all times Buyer has the right to waive any condition.  Such waiver or waivers must be in writing to Seller.  If any conditions are not satisfied on or before the Closing Date and Buyer has not waived in writing the unsatisfied conditions, Seller will not be deemed to be in default and Buyer’s sole remedy will be to terminate this Agreement and obtain the refund of the Deposit, in which event, neither party shall have any further obligations hereunder other than those which, by their express terms, survive such termination.

7.2Conditions Precedent to Seller’s Obligations. The Close of Escrow and Seller’s obligations with respect to this transaction are subject to the following conditions precedent:
(a)Buyer’s delivery to Title Company on or before the Closing Date, of the Purchase Price and the other items described in Sections 8.2 and 8.3 below.
(b)Buyer having duly performed each and every agreement and covenant to be performed by Buyer hereunder, and Buyer’s representations and warranties set forth in this Agreement, continuing to be true and correct as of the Closing Date.

The conditions set forth in this Section 7.2 are solely for the benefit of Seller and may be waived only by Seller, with such waiver to be in writing to Buyer.

8.Closing Deliveries to Title Company.
8.1 By Seller. On or prior to the Closing Date, Seller will deliver or cause to be delivered to Title Company the following items:
(a)A Special Warranty Deed in the form attached to this Agreement as Exhibit B, duly executed and acknowledged by Seller and in recordable form (“Deed”).
(b)A counterpart of a Bill of Sale and Assignment in the form attached to this Agreement as Exhibit C, duly executed by Seller (“Bill of Sale and Assignment”) transferring Seller’s interest in the Personal Property, Leases, Service Contracts, and, to the extent transferable, Intangible Property to Buyer.
(c)A Transferor’s Certificate of Non-Foreign Status attached to this Agreement as Exhibit E (“FIRPTA Certificate”) duly executed by Seller.
(d)Written notices to each Tenant in the form attached hereto as Exhibit H (“Tenant Notice Letters”) informing the Tenants of the sale of the Property and Buyer’s assumption of the Leases and direction as to the payment of rents.
(e)An Owner’s Affidavit and Indemnity in the form attached hereto as Exhibit F (the “Owner’s Affidavit”).

(f)A certificate from Seller attaching the rent roll and certifying to Buyer that it is true, correct, and complete in all material respects as of a date not more than ten (10) days prior to the Closing Date.
(g)Copies of all leasing commission agreements and a certificate from Seller confirming that there are no unpaid leasing commissions except as expressly disclosed in writing to Buyer.
(h)Copies of all termination notices and related correspondence evidencing the termination of any Excluded Service Contracts designated by Buyer under this Agreement.
(i)All keys, key fobs, security access cards, combinations, and alarm/security codes necessary for full access to the Property, including to mechanical rooms, roof areas, and utility rooms.
(j)Copies of all active certificates of occupancy, licenses, permits, and other governmental approvals for the operation of the Property, to the extent not previously delivered, and to the extent in Seller’s possession or control.
(k)To the extent not previously delivered, complete leasing files, including all original Leases, amendments, renewals, correspondence with Tenants, and maintenance and repair records related to the Property, in hard copy or electronic form.
(l)Such other documents, certificates, affidavits or instruments as may be reasonably required by the Title Company in order to consummate the transaction contemplated hereby and to issue the Owner’s Title Policy, provided that the same do not materially increase Seller’s obligations or liabilities under this Agreement.
(m)Seller shall pay all outstanding leasing commissions and amounts due to tenants for any tenant improvement allowances for all Lease prior to Closing, or credit Buyer for the same on the Closing Statement.
8.2By Buyer. On or prior to the Closing Date, Buyer will deliver or cause to be delivered to Title Company the following items:
(a)The balance of the Purchase Price in accordance with Section 4.
(b)A counterpart of the Bill of Sale and Assignment.
(c)The amount due Seller, if any, after the closing costs and prorations are allocated and computed in accordance with Sections 12 and  13.
8.3By Buyer and Seller.  Buyer and Seller will each deposit such other documents and instruments consistent with this Agreement as are reasonably required by Title Company or otherwise required to close Escrow; In addition, Seller and Buyer hereby designate Title Company as the “Reporting Person” for the transaction pursuant to Section 6045(e) of the Internal Revenue Code.

9.Closing Costs and Expenses; Prorations.
9.1Seller’s Closing Costs. Seller will pay:
(a)all city and county documentary transfer taxes with respect to the Deed;
(b)½ of all escrow fees and costs; and
(c)Seller’s share of prorations.
9.2 Buyer’s Closing Costs. Buyer will pay:
(a)the document recording charges for the Deed and any documents recorded    at Buyer’s request;
(b)½ of all escrow fees and costs;
(c)the premium for the Owner’s Title Policy and any additional costs of any extended coverage title policy, the cost of any new or updated Survey and, the cost of any endorsements required by Buyer;
(d)all costs associated with any Buyer financing; and
(e)Buyer’s share of prorations.
9.3Other Costs. Buyer and Seller will each pay all legal and professional fees and fees of other consultants incurred by Buyer and Seller, respectively. All other normal costs and expenses will be allocated between Buyer and Seller in accordance with the customary practice in the county in which the Property is located.
9.4Prorations.Taxes, Assessments, and Utilities. All non-delinquent real estate taxes and assessments on the Property will be prorated as of the Close of Escrow based on the actual current tax bill. If the Close of Escrow takes place before the real estate taxes are fixed for the tax year in which the Close of Escrow occurs, the apportionment of real estate taxes will be made on the basis of the real estate taxes for the immediately preceding tax year applied to the latest assessed valuation. All delinquent taxes and all delinquent assessments, if any, on the Property will be paid at the Close of Escrow from funds accruing to Seller. All supplemental taxes billed after the Close of Escrow for periods prior to the Close of Escrow will be paid by Seller within thirty (30) days following written notice of the same from Buyer. Any tax refunds received by Buyer which are allocable to the period prior to Closing will be paid by Buyer to Seller within fifteen (15) days of Buyer’s receipt thereof. Seller will notify all utility companies servicing the Property of the sale of the Property to Buyer and will request that such companies send Seller a final bill for the period ending on the last day before the Close of Escrow. Buyer will notify the utility companies that Buyer is assuming responsibility as the owner of the Property, and that all utility bills for the period commencing on the Close of Escrow are to be sent to Buyer. Seller reserves the right to receive a return of any utility deposits held by utility companies and in such event, Buyer will arrange for substitute deposits with the utility companies as may be required. If following the Close of Escrow either Buyer or Seller receives a bill for utilities or other services provided to the Property for the period in which the Close of Escrow occurred, Buyer and Seller will equitably prorate the bill.
(b)Rents.  Buyer shall receive a credit for all prepaid Rents, if any, paid by any tenants, including, without limitation the outstanding reconciliation credits due to tenants under their leases for the calendar year 2026 (collectively, “Prepaid Rents”).  At or prior to Closing, Seller shall deliver a schedule of Prepaid Rents to Buyer current as of the Closing Date. Rents under the Leases will be adjusted and prorated on an “if as and when collected” basis.  Unpaid Rents for the month of Closing or past due Rents owing by any tenant for any prior period (“Delinquent Rents”) shall not be prorated on the Closing Date.  Buyer shall cause any such Delinquent Rents for the period prior to Closing to be remitted to Seller if, as and when collected.  At or before Closing, Seller shall deliver to Buyer a schedule of all such Delinquent Rents (the “Delinquent Rents Schedule”).  Additionally, there shall be no proration of any rent that a Tenant delivers to either Buyer or Seller and that such Tenant has identified, at the time of such delivery, as constituting payment or rent due for a month or other period prior to the month in which the Closing occurs (“Identified Pre-Closing Rent”).  If Buyer receives any such Identified Pre-Closing Rent, Buyer shall cause such Identified Pre-Closing Rent to be remitted to Seller if, as, and when collected.  Until the date that is three (3) months after the Closing, Buyer shall include such Delinquent Rents in its normal billing but Buyer shall not be required to litigate or declare a default under any Lease or pursue any other action or remedy in connection with the recovery from tenants of such Delinquent Rents.  To the extent Buyer receives payment of rents (or income in connection with other tenant charges) on or after the Closing Date other than Identified Pre-Closing Rent, such payments shall be applied first, to amounts due Buyer for periods following the month in which the Closing occurred; second, to the month of the Closing; and then third, to any Delinquent Rents (or other tenant charges) owed to Seller; provided, however, deferred rent amounts that relate to periods prior to the Closing Date but are not due and payable until after the Closing Date (i) shall not be considered Delinquent Rents, (ii) shall not be payable to Seller as and when received by Buyer following Closing, and (iii) shall become the sole property of Buyer at the Closing; and provided further, however that any year-end or similar reconciliation payment shall be allocated as hereinafter provided.  The party receiving such amount shall pay to the other party the portion to which it is entitled, within ten (10) days of its receipt of same.  Within the first year after Closing, Buyer may not waive any Delinquent Rents or modify a Lease so as to reduce or otherwise affect amounts owed thereunder for any period in which Seller is entitled to receive a share of charges or amounts without first obtaining Seller’s written consent.  Seller shall have no right to pursue any remedy for damages against any tenant owing Delinquent Rents and any other amounts to Seller following the Closing. With respect to Delinquent Rents and any other amounts or other rights of any kind respecting tenants who are no longer tenants of the Property as of the Closing Date, Seller shall retain all of the rights relating thereto.

Supplementing the foregoing paragraph, additional or escalation rent based upon: (x) a percentage of sales, or (y) tenant’s share of real estate taxes, operating expenses, marketing charges, labor costs, costs of living indices or porter’s wages, or any other form(s) of reimbursable tenant expenses however defined and determined under the applicable lease are collectively referred to herein as “Reimbursable Tenant Expenses”.   Seller’s “share” of Reimbursable Tenant Expenses for the calendar year in which Closing occurs (the “Closing Year”) shall be determined as follows in this subsection.  Notwithstanding the foregoing, there shall be no proration at the Closing of any such Reimbursable Tenant Expenses that are delinquent or unpaid as of Closing. Rather, until the date that is three (3) months after the Closing, Buyer shall include such delinquencies (or unpaid amounts) in its normal billing after the Closing Date (but Buyer shall not be required to litigate or declare a default under any Lease or pursue any other action or remedy in connection with the recovery from Tenants of Reimbursable Tenant Expenses relating to any period prior to the Closing Date). Seller shall, upon Buyer’s reasonable request, provide reasonable supporting documentation for Buyer’s review in connection with Seller’s preparation of Seller’s Reconciliation Statement (defined herein), for purposes of Buyer’s review of Seller’s Reconciliation Statement as further detailed in the following subsection.

i.For the Closing Year.   To enable Buyer to make any year-end reconciliations of tenant reimbursements of Reimbursable Tenant Expenses for the Closing Year after the end thereof, Seller shall determine in accordance with the foregoing paragraph the aggregate Reimbursable Tenant Expenses actually paid or incurred by Seller for the portion of the Closing Year during which Seller owned the Property (“Seller’s Actual Reimbursable Tenant Expenses”) and the aggregate tenant reimbursements for such Reimbursable Tenant Expenses actually paid to Seller by tenants for the portion of the Closing Year during which Seller owned the Property (“Seller’s Actual Tenant Reimbursements”).  On or before the date that is sixty (60) days after the Closing Date, Seller shall deliver to Buyer a reconciliation statement (“Seller’s Reconciliation Statement”) setting forth (i) Seller’s Actual Reimbursable Tenant Expenses, (ii) Seller’s Actual Tenant Reimbursements, and (iii) a calculation of the difference, if any, between the two (i.e., establishing that Seller’s Actual Reimbursable Tenant Expenses were either more or less than or equal to Seller’s Actual Tenant Reimbursements).  Together with the delivery of Seller’s Reconciliation Statement, Seller shall deliver to Buyer all documentation reasonably necessary to substantiate Seller’s Actual Reimbursable Tenant Expenses and Seller’s Actual Tenant Reimbursements for the applicable period.  Any amount due to Seller pursuant to the foregoing calculation (if Seller’s Actual Tenant Reimbursements are less than Seller’s Actual Reimbursable Tenant Expenses) or Buyer (if Seller’s Actual Tenant Reimbursements are more than Seller’s Actual Reimbursable Tenant Expenses), as the case may be, shall be paid by Buyer to Seller or by Seller to Buyer, as the case may be, within thirty (30) days after (A) the expiration of the Review Period (defined below) without objection from Buyer, or (B) the mutual resolution of any objections timely raised by Buyer.  Buyer shall have a period of thirty (30) days after receipt of Seller’s Reconciliation Statement (the “Review Period”) to review Seller’s Reconciliation Statement and request from Seller any and all reasonable supporting documentation, including invoices, general ledger detail, tax bills, contracts, and any other documentation used in preparing Seller’s Reconciliation Statement. Seller shall promptly deliver such supporting documentation to Buyer. If Buyer is paid any such amount by Seller, Buyer thereafter shall be obligated to promptly remit the applicable portion to the particular Tenants entitled thereto, if any.  Buyer shall indemnify, defend, and hold Seller harmless from and against any losses, costs, claims, damages, and liabilities, including, without limitation, reasonable attorneys’ fees and expenses incurred in connection therewith, arising out of or resulting from Buyer’s failure to remit any amounts actually received from Seller to tenants in accordance with the provisions hereof. Seller shall indemnify, defend, and hold Buyer harmless from any losses, costs, claims, damages, liabilities, and reasonable attorneys’ fees arising out of or resulting from (i) any inaccuracies in Seller’s Reconciliation Statement, or (ii) any inaccuracies in documentation or information provided by Seller to Buyer in connection with the reconciliation process. Notwithstanding anything herein to the contrary, Buyer shall have no obligation to pursue, demand, or collect from any tenant any amounts attributable to periods prior to the Closing Date. If Buyer has transferred its interest in the Property to a successor-in-interest or assignee prior to such date, then, on or before the transfer of its interest in the Property, Buyer shall (i) in writing expressly obligate such successor-in-interest or assignee to be bound by the provisions of this Section, and (ii) deliver written notice of such transfer to Seller, and thereafter Seller shall make the deliveries specified above to Buyer’s successor-in-interest or assignee.  Seller’s Reconciliation Statement shall become final and binding only after the expiration of the Review Period and resolution of any objections raised by Buyer pursuant to this Section.
ii.For Prior Calendar Years.  Seller shall be responsible for the reconciliation with tenants of Reimbursable Tenant Expenses and tenant reimbursements thereof for any calendar year prior to the Closing Year.  If the amount of tenant reimbursements collected by Seller for such prior years is less than the amount of Reimbursable Tenant Expenses paid by Seller for such period (or less than the amount that Seller is entitled to recover under the terms of the Leases), then Seller shall be entitled to bill such tenants directly and retain any such amounts due from tenants.  If the amount of tenant reimbursements collected by Seller for such prior calendar year exceeds the amount of Reimbursable Tenant Expenses paid by Seller with respect to such period (or the amount that Seller is entitled to recover under the terms of the Leases), then, to the extent required under the terms of the Leases, Seller shall remit such excess amounts to the applicable tenants.  In connection with the foregoing, Seller shall be permitted to make and retain copies of all Leases and all billings concerning tenant reimbursements for such prior years, and Buyer covenants and agrees to provide Seller with reasonable access to the books and records pertaining to such tenant reimbursements, and to otherwise cooperate with Seller (at no material out-of-pocket cost to Buyer) for the purpose of enabling Seller to adequately respond to any claim by tenants for reimbursement of tenant reimbursements previously paid by such tenants.
iii.Percentage Rent.  If any tenant of the Property is obligated to pay percentage rent based upon the calendar year or lease year in which the Closing occurs, as determined based upon the period in which percentage rent is calculated under the applicable Lease (the “Percentage Rent Year”), Buyer shall, within thirty (30) days after receipt of such payment with respect to the Percentage Rent Year, remit to Seller that portion which is equal to the number of days which elapsed between the commencement date of the Percentage Rent Year for each such tenant, and the Closing Date, and the total number of days in such Percentage Rent Year, provided Buyer may apply first any arrears due from said Tenant against amounts due Seller.  If Seller has received payments of percentage rent based on any Percentage Rent Year in which the date of Closing occurs, in excess of Seller’s share as calculated as set forth above, it shall promptly pay such excess to Buyer.
(c)Method of Proration; Survival.  All prorations will be made as of the date of Close of Escrow based on a 365 day year or a 30 day month, as applicable.  The obligations of

Seller and Buyer to prorate and adjust revenues and expenses of the Property shall survive the Closing, subject to the timing limitations set forth in Section 9.4(b).
(d)Survival.  The parties’ respective rights and obligations under this Section 9.4 shall survive Closing, subject to the timing limitations set forth in Section 9.4(b).
10.Disbursements and Other Actions by Title Company.

At the Close of Escrow, the Title Company will promptly undertake all of the following:

10.1Funds. Disburse all funds deposited with Title Company by Buyer in payment of the Purchase Price for the Property as follows:
(a)deliver to Seller the Purchase Price, less the net amount, if any, of all items, costs and prorations chargeable to the account of Seller; and
(b)disburse the remaining balance, if any, of the funds deposited by Buyer to Buyer, less amounts chargeable to Buyer.
10.2Recording. Cause the Deed to be recorded with the County Registry and obtain conformed copies thereof for distribution to Buyer and Seller.
10.1Owner’s Title Policy. Issue the Owner’s Title Policy to Buyer.
10.1Delivery of Documents to Buyer or Seller.Deliver to Buyer: (i) a conformed copy of the Deed, (ii) one fully executed counterpart of the Bill of Sale and Assignment, (iii) the FIRPTA Certificate, and (iv) any other documents (or copies thereof) deposited into Escrow by Seller.
(b)Deliver to Seller: (i) one fully executed counterpart of the Bill of Sale and Assignment, and (ii) any other documents (or copies thereof) deposited into Escrow by Buyer.
11.Property “As-Is”; Buyer’s Releases.
11.1“AS-IS” Purchase.  BUYER REPRESENTS, WARRANTS AND COVENANTS TO SELLER THAT BUYER HAS AND WILL, DURING THE CONTRACT PERIOD, INDEPENDENTLY AND PERSONALLY INSPECT THE PROPERTY AND THAT IT HAS ENTERED INTO THIS AGREEMENT AND WILL DETERMINE WHETHER TO PROCEED WITH CLOSING BASED UPON SUCH PERSONAL EXAMINATION AND INSPECTION.  EXCEPT AS MAY BE EXPRESSLY PROVIDED IN THIS AGREEMENT, THE SALE OF THE PROPERTY AS PROVIDED FOR HEREIN IS MADE ON AN “AS-IS” AND “WITH ALL FAULTS” BASIS, AND THAT SELLER HAS NO OBLIGATIONS TO MAKE ANY REPAIRS, REPLACEMENTS OR IMPROVEMENTS THERETO.  EXCEPT AS MAY BE EXPRESSLY PROVIDED IN THIS AGREEMENT, BUYER AGREES THAT IT WILL ACCEPT THE PROPERTY AT CLOSING, IN ITS THEN EXISTING CONDITION “AS-IS” AND “WITH ALL FAULTS”, INCLUDING WITHOUT LIMITATION, ANY FAULTS AND CONDITIONS SPECIFICALLY REFERENCED IN THIS AGREEMENT OR THE DUE DILIGENCE MATERIALS.  SUBJECT TO ANY APPLICABLE TIMING OR OTHER

SURVIVAL LIMITATIONS, NOTHING IN THIS SECTION 11 SHALL LIMIT BUYER’S RIGHT TO RELY ON (I) THE EXPRESS REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER SET FORTH IN THIS AGREEMENT, (II) ANY REPRESENTATIONS MADE IN DOCUMENTS DELIVERED BY SELLER AT CLOSING, INCLUDING ANY ESTOPPEL CERTIFICATES, OR (III) CLAIMS ARISING FROM SELLER’S FRAUD OR INTENTIONAL MISREPRESENTATION.  EXCEPT AS MAY BE EXPRESSLY PROVIDED IN THIS AGREEMENT, SELLER HAS NOT MADE ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, WITH RESPECT TO THE PROPERTY INCLUDING, WITHOUT LIMITATION, OF, AS TO, CONCERNING OR WITH RESPECT TO:

(a)THE VALUE OF THE PROPERTY;
(b)THE INCOME TO BE DERIVED FROM THE PROPERTY;
(c)THE SUITABILITY OF THE PROPERTY FOR ANY AND ALL ACTIVITIES AND USES WHICH BUYER MAY CONDUCT THEREON, INCLUDING ANY DEVELOPMENT OF THE PROPERTY;
(d)THE HABITABILITY, MERCHANTABILITY, MARKETABILITY, PROFITABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE PROPERTY;
(e)THE MANNER, QUALITY, STATE OF REPAIR OR LACK OF REPAIR OF THE PROPERTY;
(f)THE NATURE, QUALITY OR CONDITION OF THE PROPERTY, INCLUDING WITHOUT LIMITATION THE WATER, SOIL AND GEOLOGY;
(g)THE COMPLIANCE OF OR BY THE PROPERTY OR ITS OPERATION WITH ANY LAWS, RULES, ORDINANCES OR REGULATIONS OF ANY APPLICABLE GOVERNMENTAL AUTHORITY OR BODY;
(h)THE MANNER, CONDITION OR QUALITY OF THE CONSTRUCTION OR MATERIALS, IF ANY, INCORPORATED INTO THE PROPERTY;
(i)COMPLIANCE WITH ANY ENVIRONMENTAL LAWS OR OTHER ENVIRONMENTAL PROTECTION, POLLUTION OR LAND USE LAWS, RULES, REGULATION, ORDERS OR REQUIREMENTS, INCLUDING BUT NOT LIMITED TO, THE ENDANGERED SPECIES ACT, TITLE III OF THE AMERICANS WITH DISABILITIES ACT OF 1990 OR ANY OTHER LAW, RULE OR REGULATION GOVERNING ACCESS BY DISABLED PERSONS, THE FEDERAL WATER POLLUTION CONTROL ACT, THE FEDERAL RESOURCE CONSERVATION AND RECOVERY ACT, THE U.S. ENVIRONMENTAL PROTECTION AGENCY REGULATIONS AT 40 C.F.R., PART 261, THE COMPREHENSIVE ENVIRONMENTAL RESPONSE COMPENSATION AND LIABILITY ACT OF 1980, AS AMENDED, THE RESOURCES CONSERVATION AND RECOVERY ACT OF 1976, THE CLEAN WATER ACT, THE SAFE DRINKING WATER ACT, THE HAZARDOUS MATERIALS TRANSPORTATION ACT, THE TOXIC

SUBSTANCE CONTROL ACT, AND REGULATIONS PROMULGATED UNDER ANY OF THE FOREGOING;
(j)THE PRESENCE OR ABSENCE OF HAZARDOUS MATERIALS AT, ON, UNDER, ABOUT OR ADJACENT TO THE PROPERTY;
(k)THE CONFORMITY OF THE IMPROVEMENTS TO ANY PLANS OR SPECIFICATIONS FOR THE PROPERTY, INCLUDING ANY PLANS AND SPECIFICATIONS THAT MAY HAVE BEEN OR MAY BE PROVIDED TO BUYER;
(l)THE CONFORMITY OF THE PROPERTY TO PAST, CURRENT OR FUTURE APPLICABLE ZONING OR BUILDING REQUIREMENTS;
(m)DEFICIENCY OF ANY UNDERSHORING;
(n)DEFICIENCY OF ANY DRAINAGE;
(o)THE FACT THAT ALL OR A PORTION OF THE PROPERTY MAY BE LOCATED ON OR NEAR AN EARTHQUAKE FAULT LINE;
(p)THE EXISTENCE OF VESTED LAND USE, ZONING OR BUILDING ENTITLEMENTS AFFECTING THE PROPERTY, OR
(q)WITH RESPECT TO ANY OTHER MATTER CONCERNING THE PROPERTY EXCEPT AS MAY BE OTHERWISE EXPRESSLY STATED IN SECTIONS 12 OR 13 HEREIN, INCLUDING ANY AND ALL SUCH MATTERS REFERENCED, DISCUSSED OR DISCLOSED IN ANY DUE DILIGENCE MATERIALS DELIVERED BY SELLER TO BUYER, IN ANY PUBLIC RECORDS OF ANY GOVERNMENTAL AGENCY OR ENTITY OR UTILITY COMPANY, OR IN ANY OTHER DOCUMENTS AVAILABLE TO BUYER.
11.2Assumption and Release.UPON CLOSING, AND EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT, BUYER ASSUMES THE RISK OF ALL ADVERSE MATTERS WITH RESPECT TO THE PROPERTY, INCLUDING ADVERSE PHYSICAL CONDITIONS, DEFECTS, CONSTRUCTION DEFECTS, ENVIRONMENTAL, HEALTH, SAFETY AND WELFARE MATTERS WHICH MAY NOT HAVE BEEN REVEALED BY BUYER’S INSPECTIONS. BUYER, ON BEHALF OF BUYER AND BUYER’S OWNERS, MEMBERS, REPRESENTATIVES, PARTNERS, INVESTORS, EMPLOYEES, AGENTS AND EACH OF THEIR RESPECTIVE HEIRS, PERSONAL REPRESENTATIVES, SUCCESSORS AND ASSIGNS AND ANYONE CLAIMING BY, THROUGH OR UNDER BUYER (COLLECTIVELY, INCLUDING BUYER, THE “BUYER PARTIES”) HEREBY, TO THE MAXIMUM EXTENT PERMITTED BY LAW, FULLY AND IRREVOCABLY RELEASES SELLER AND SELLER’S AFFILIATES, PARENT COMPANIES AND SUBSIDIARIES, AND EACH OF THEIR RESPECTIVE EMPLOYEES, OFFICERS, DIRECTORS, SHAREHOLDERS, MEMBERS, PARTNERS REPRESENTATIVES, AGENTS, SERVANTS, ATTORNEYS, SUCCESSORS AND ASSIGNS (COLLECTIVELY, INCLUDING SELLER, THE “SELLER PARTIES”) FROM ANY AND ALL CLAIMS, COSTS, LOSSES, LIABILITIES, OBLIGATIONS, LEGAL OR

ADMINISTRATIVE ORDERS OR PROCEEDINGS, DAMAGES, PUNITIVE DAMAGES, EXPENSES, PENALTIES, FINES, DEMANDS, ACTIONS OR CAUSES OF ACTION AND JUDGMENTS (COLLECTIVELY, “CLAIMS”) THAT BUYER OR ANY OTHER BUYER PARTY MAY NOW HAVE OR HEREAFTER ACQUIRE AGAINST ANY SELLER PARTY AT LAW OR IN EQUITY, AND WHETHER KNOWN OR UNKNOWN AT THE TIME OF THIS AGREEMENT, ARISING FROM OR RELATED TO THE PHYSICAL, ENVIRONMENTAL, ECONOMIC OR LEGAL CONDITION OF THE PROPERTY, INCLUDING, WITHOUT LIMITATION, ALL CLAIMS IN TORT OR CONTRACT AND ANY CLAIM FOR INDEMNIFICATION OR CONTRIBUTION ARISING UNDER CERCLA, RCRA, OR ANY SIMILAR FEDERAL, STATE OR LOCAL STATUTE, RULE OR REGULATION, AND ALL OTHER TITLE OR DUE DILIGENCE MATTERS DESCRIBED ABOVE IN Sections 6.1 or 11.1, OR ANY OTHER PROVISIONS OF THIS AGREEMENT. SUBJECT TO ANY APPLICABLE TIMING OR SURVIVAL LIMITATIONS, NOTHING IN THIS SECTION 11.2 SHALL BE DEEMED TO LIMIT OR WAIVE ANY CLAIMS ARISING FROM (I) SELLER’S BREACH OF ANY EXPRESS REPRESENTATION, WARRANTY, OR COVENANT CONTAINED IN THIS AGREEMENT OR ANY DOCUMENT DELIVERED AT CLOSING, (II) FRAUD OR INTENTIONAL MISREPRESENTATION BY SELLER, OR (III) ANY OBLIGATION OF SELLER THAT EXPRESSLY SURVIVES CLOSING. SUBJECT TO ANY APPLICABLE TIMING OR SURVIVAL LIMITATIONS, BUYER’S RELEASE SHALL NOT APPLY TO, AND SHALL NOT BE DEEMED TO WAIVE, ANY RIGHT TO RELY ON INFORMATION EXPRESSLY SET FORTH IN ANY TENANT ESTOPPEL OR SELLER’S CERTIFICATIONS DELIVERED PURSUANT TO THIS AGREEMENT.
(b)THIS RELEASE INCLUDES CLAIMS OF WHICH BUYER IS PRESENTLY UNAWARE OR WHICH BUYER DOES NOT PRESENTLY SUSPECT TO EXIST WHICH, IF KNOWN BY BUYER, WOULD MATERIALLY AFFECT BUYER’S RELEASES SET FORTH ABOVE.  BUYER SPECIFICALLY ACKNOWLEDGES THAT BUYER HAS HAD THE OPPORTUNITY TO CONSULT WITH LEGAL COUNSEL REGARDING THIS RELEASE AND HAS BEEN ADVISED BY BUYER’S LEGAL COUNSEL CONCERNING, AND HEREBY WAIVES ALL UNKNOWN CLAIMS AND ANY RIGHTS OR REMEDIES BUYER MAY HAVE UNDER ANY STATUTE OR COMMON LAW PRINCIPLE IN CONNECTION WITH THE RELEASES GIVEN IN THIS SECTION 11.
(c)IT IS UNDERSTOOD AND AGREED THAT THE PURCHASE PRICE HAS BEEN ADJUSTED BY PRIOR NEGOTIATIONS TO REFLECT THAT ALL OF THE PROPERTY IS SOLD BY SELLER AND PURCHASED BY BUYER SUBJECT TO THE FOREGOING.  IT IS NOT CONTEMPLATED THAT THE PURCHASE PRICE WILL BE INCREASED IF COSTS TO BUYER ASSOCIATED WITH THE PROPERTY PROVE TO BE LESS THAN EXPECTED NOR WILL THE PURCHASE PRICE BE REDUCED IF THE BUYER’S PLAN FOR THE PROPERTY LEADS TO HIGHER COST PROJECTIONS.
(d)THE PROVISIONS OF THIS SECTION 11.2 SHALL INDEFINITELY SURVIVE THE CLOSING OR TERMINATION OF THIS AGREEMENT AND SHALL NOT BE MERGED INTO THE CLOSING DOCUMENTS.

BY THEIR INITIALS BELOW, BUYER AND SELLER HEREBY AGREE THAT ALL OF THE FOREGOING PROVISIONS OF THIS SECTION 11 CONSTITUTE MATERIAL CONSIDERATION TO SELLER PURSUANT TO THIS AGREEMENT AND THAT, BUT FOR SUCH AGREEMENTS BY BUYER, SELLER WOULD NOT ENTER INTO THIS AGREEMENT.

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Buyer’s initialsSeller’s initials

12.Mutual Representations. Each party hereby represents and warrants to the other as follows:
(a)Authority.  Such party has the legal power, right and authority to enter into this Agreement and the instruments referenced herein, and to consummate this transaction.
(b)Actions.  All requisite action (corporate, trust, partnership or otherwise) has been taken, or will be taken prior to the Closing, by such party in connection with the entering into of this Agreement, the instruments referenced herein, and the consummation of this transaction.  No further consent of any partner, member, shareholder, creditor, investor, judicial or administrative body, governmental authority or other party is required.
(c)Due Execution.  The individuals executing this Agreement and the instruments referenced herein on behalf of such party and the partners, members, officers or trustees of such party, if any, have the legal power, right, and actual authority to bind each party to the terms and conditions of those documents.
(d)Valid and Binding.  This Agreement and all other documents required to close this transaction are and will be valid, legally binding obligations of and enforceable against such party in accordance with their terms, subject only to applicable bankruptcy, insolvency, reorganization, moratorium laws or similar laws or equitable principles affecting or limiting the rights of contracting parties generally.

Subject to Section 14 below, the representations and warranties set forth in this Section 12 shall survive the Closing.

13.Seller’s Representations and Warranties.

Seller represents and warrants the following to be true as of the Effective Date and the Closing Date:

13.1Other Leases and Agreements. Other than the Leases and the Permitted Exceptions, Seller has not entered into any lease, reservation, purchase agreement or other agreement for the sale or possession of the Property or any portion thereof with any person or entity (except Buyer) pursuant to which such person or entity has any current or future right or interest to acquire, occupy, possess or use all or any portion of the Property.
13.2Non-Foreign Entity. Seller is not a “foreign person” within the meaning of Section 1445(f)(3) of the Internal Revenue Code.
13.3Litigation. To the Actual Knowledge of Seller, no litigation or other adversarial proceeding is pending or threatened against the Property or against Seller concerning the Property which would have a material adverse impact on the value of the Property or Buyer’s ability to use, manage and operate the Property for its current use.
13.4Hazardous Materials. To Seller’s actual knowledge, and except as otherwise set forth in any written reports, any environmental reports and other due diligence materials disclosed by Seller to Buyer or obtained by Buyer including, without limitation, the Due Diligence Materials: (i) Seller has not received written notice from any governmental agency of a violation of any environmental laws respecting the Property that has not been cured; (ii) there exists no claim, pending, or threatened, relating to any alleged violation of environmental laws on the Property, or from the suspected presence of hazardous substances thereon, or relating to any environmental damages; and (iii) no underground or above ground chemical treatment or storage tanks, or gas or oil wells, are found at the Property.

13.5Leases and Service Contracts. Seller has neither received nor given any written notice of default under any of the Leases or Service Contracts where such default remains outstanding.
13.6Condemnation, Zoning, Violations. Seller has no Actual Knowledge of any written notice from any proper governmental authorities with applicable jurisdiction that (a) eminent domain proceedings for the condemnation of the Real Property are pending or threatened, (b) there is an impending change in the zoning designation of the Real Property, or (c) there are currently existing uncured violations of any applicable law or ordinance with respect to the Real Property, and Seller shall notify Buyer promptly of any such proceedings, pending changes, or violations of which Seller receives written notice during the Contract Period.
13.7Bankruptcy. Seller has not (a) made a general assignment for the benefit of creditors, (b) filed any voluntary petition in bankruptcy or, to Seller’s Actual Knowledge, suffered the filing of any involuntary petition by its creditors, (c) suffered the appointment of a receiver to take possession of all or substantially all of its assets, (d) suffered the attachment or other judicial seizure of all or substantially all of its assets, or (e) admitted in writing its inability to pay its debts as they become due.
13.8Due Diligence Materials. The Due Diligence Materials delivered by Seller to Buyer that are prepared by Seller (as opposed to those prepared by any third parties) are complete.
13.9Leases. A list of all Leases and any amendments thereto affecting the Property on the Effective Date is attached as Exhibit D hereto, and true, correct and complete copies of the Leases and all amendments or modifications thereto have been provided to Buyer pursuant to the terms of this Agreement. The Leases are in full force and effect in accordance with their respective terms, and except as disclosed in writing to Buyer or otherwise set forth on Schedule 1 attached hereto, Seller has not received any written default notices from any tenant under the Leases which remain uncured on the Effective Date.
13.9.1Rent Roll.

Attached as Schedule 2 hereto is an accurate rent roll with respect to all Tenants under the Leases ("Rent Roll"). Except as otherwise specifically set forth in Schedule 1 and/or Schedule 2, the following are true as of the Effective Date and shall be true as of the Closing Date:The term of each of the Leases has commenced and each Tenant thereunder is occupying the space demised to it and has commenced the payment of rent;

(b)None of the Tenants has asserted against Seller, prior to the Effective Date nor shall any Tenant assert against Seller prior to Closing, any defense, setoff or counterclaim with regard to its tenancy or its Lease which remains pending; and no action, proceeding or arbitration is pending on the Effective Date with any Tenant in respect of its tenancy or its Lease;
(c)There are no written or oral amendments, promises, understandings or commitments between Seller and any Tenant other than those contained in the Leases listed on the Rent Roll or set forth on Exhibit D.
(d)No Tenant, licensee or occupant under any of the Leases is entitled to any concessions, rent-free occupancy, allowances, rebates or refunds, or has prepaid any rents or other charges for more than the current month, except as set forth in the Rent Roll.
(e)All security deposits (whether in the form of cash, letters of credits or other forms of deposits) are detailed on Schedule 3 attached hereto (the “Security Deposits”) and are being held in compliance with the terms and conditions of the respective Leases and applicable law.
(f)As of the Effective Date and Closing Date: (i) all tenant allowances to Tenant’s have been paid;  (ii) all landlord required work to the applicable premises prior to the tenant’s acceptance of the premises has been completed; and (iii) all leasing commissions due and payable with respect to the Leases (including in connection with any renewal or expansion options in such Leases that have been exercised as of the Effective Date) have been paid.
(g)No lease commission agreements binding on Seller and which will be binding on Buyer after Closing are in effect with respect to the Property or any portion thereof; and no broker is entitled to any commission with respect to any Leases, or present or future renewal or expansion rights under any Leases except required to be paid by Seller herein.
13.10Air/Development Rights. Seller has not transferred any air rights or development rights pertaining to the Premises.
13.11Third-Party Rights.

Seller has not granted any person or entity any right or option to acquire the Property, or any part thereof or interest therein and there are no other agreements affecting the Property.

13.12ADA Compliance. Seller has no Actual Knowledge of any written notices from any governmental authority stating that the Property is not in compliance with applicable legal requirements, including but not limited to, any requirements under the Americans with Disabilities Act of 1990.

Notwithstanding any contrary provision of this Agreement, if Seller becomes aware during the pendency of this Agreement prior to Closing of any matters which make any of its representations or warranties untrue in any material respect, Seller shall promptly disclose such matters to Buyer in writing. In the event that Seller so discloses any matters which make any Seller’s representations and warranties so untrue in any material respect or in the event that Buyer otherwise becomes aware during the pendency of this Agreement prior to Closing of any matters which so make any of Seller’s representations or warranties untrue in any material respect, Seller shall bear no liability for such matters (provided that such untruth is not the result of Seller’s breach of any express covenant set forth in this Agreement), but shall have the opportunity to cure such matters prior to Closing.  If Seller fails to cure such matters prior to Closing, or indicates to Buyer that it does not intend to cure such matters prior to Closing, then Buyer shall have the right to elect in writing on or before the Closing Date either (i) to waive such matters and complete the purchase of the Property without reduction of the Purchase Price in accordance with the terms of this Agreement; or (ii) as to any matters disclosed following the expiration of the Due Diligence Period, to terminate this Agreement if the failure of such representations or warranties would, individually or in the aggregate, result in an adverse impact or cost on or to the Property or Buyer, and receive a return of the Deposit as its sole and exclusive remedy.

No claim for a breach of any of Seller’s representations or warranties shall be actionable or payable if such breach is due to or is based on a condition, state of facts that were disclosed to Buyer in writing or other matter that was known to Buyer or disclosed to Buyer or a Buyer Party in this Agreement, the Due Diligence Materials, the Closing Documents or an estoppel certificate, or in writing delivered to Buyer or its Affiliate prior to Closing.

14.Limitations on Seller’s Representations, Warranties and Covenants after Closing.

The parties agree that (i) Seller’s representations and warranties contained in Sections 12 and 13 of this Agreement shall survive Closing for a period of one (1) year after the Closing Date (the “Limitation Period”), and (ii) Buyer shall be entitled to recover only its actual damages for Seller’s breach of any of the representations and warranties only in the event its actual damages for such breach(es) exceed $25,000.00 in the aggregate, and (x) in an amount which shall not exceed $1,000,000.00 in the aggregate for Seller’s fraud or intentional misrepresentation, and (y) in an amount which shall not exceed $300,000.00 in the aggregate for all other Seller’s not constituting fraud or intentional misrepresentation.  Buyer shall provide actual written notice to Seller of any breach of such representations and warranties and shall allow Seller thirty (30) days within which to cure such breach, or, if such breach cannot reasonably be cured within thirty (30) days, an additional reasonable time period, so long as such cure has been commenced within such 30-day period and diligently pursued.  If Seller fails to cure such breach after receipt of actual written notice and within such cure period, Buyer’s sole remedy shall be an action at law for only actual damages as a consequence thereof, which must be commenced, if at all, within the Limitation Period; provided, however, that if within the Limitation Period Buyer gives Seller written notice of such a breach and Seller commences to cure and thereafter terminates such cure effort, Buyer shall have an additional thirty (30) days form the date of such termination within which to commence an action at law for damages as a consequence of Seller’s failure to cure.  The Limitation Period referred to herein shall apply to known as well as unknown breaches of such representations and warranties.

15.Seller’s Covenants.
15.1Seller’s Pre-Closing Covenants. So long as this Agreement remains in full force and effect, then during the Contract Period:
15.1.1 No New Encumbrances.  Without the prior written consent of Buyer, Seller shall not convey any interest in the Property and shall not affirmatively cause or allow any additional liens, encumbrances, covenants, conditions, easements, rights of way or similar matters to be recorded against the Real Property after the Effective Date of this Agreement.

No Alterations.  Seller shall not make any material alterations or improvements to the Property without Buyer’s consent, which shall not be unreasonably withheld, conditioned or delayed. Continued Operation, Management and Maintenance.  Seller shall operate and maintain the Property in the same general condition that exists as of the Effective Date, ordinary wear and tear and casualty and condemnation damage excepted, and shall operate and manage the Property materially consistent with Seller’s established practices.
15.1.4  Leases.  During the Contract Period the Seller shall keep and perform all of the obligations to be performed by Seller as landlord/lessor under the Leases, and shall not enter into any new Leases, or into any amendment, modification, termination, waiver or other formal agreement with respect to any existing Lease (including issuing any consent to a sublease, assignment, or other transfer of a Lease, or a consent or approval to any alterations to a Tenant’s premises, in each instance where such landlord consent/approval is required under the terms of a Lease as opposed to where the applicable Tenant has the right to take such actions without need for landlord approval), without giving Buyer at least five (5) business days prior written notice thereof.  The Seller shall obtain Buyer’s prior written approval, where the applicable Tenant does not have the right to take such actions without need for landlord/lessor approval, before taking any such actions, which approval by Buyer (a) shall, prior to the end of the Due Diligence Period, not be unreasonably withheld, conditioned, or delayed; and (b) shall, after the expiration of the Due Diligence Period, be in Buyer’s sole discretion, provided in all events Buyer’s approval shall not be unreasonably withheld, conditioned, or delayed with respect to any proposed landlord consents/approvals of sublettings, assignments, improvements and alterations.  With respect to any of the foregoing actions submitted by Seller to Buyer for consent as set forth in this paragraph: (i) if such written request is sent prior to the expiration of the Due Diligence Period, and Buyer shall fail to either consent or to expressly withhold its consent by a written notice to Seller which specifically states the commercially reasonable basis for Buyer’s objection within five (5) business days after Buyer’s receipt of such written request, then Buyer shall be deemed to have consented thereto, and (ii) if such written request is sent after the expiration of the Due Diligence Period, and Buyer shall fail to either consent or to expressly withhold its consent by a written notice to Seller which specifically states the commercially reasonable basis for Buyer’s objection within five (5) business days after Buyer’s receipt of such written request, then Buyer shall be deemed to have not consented thereto.  Seller shall not apply any Security Deposits following the end of the Due Diligence Period and prior to Closing, unless the applicable Tenant has vacated.
15.1.5  Service Contracts.  Seller shall keep and perform all of the obligations to be performed by Seller under the Service Contracts and shall not amend or modify any Service Contracts without the prior written consent of Buyer, which shall not be unreasonably withheld, conditioned or delayed.  Seller shall not enter into any new or additional contract or agreement providing for the provision of goods or services to or with respect to the Property or the operation thereof unless such contracts or agreements can be terminated without penalty to Buyer by the Closing Date, without prior written consent of Buyer, in Buyer’s sole discretion.
15.2Seller’s Post-Closing Liquidity Covenant. For a period of one hundred twenty (120) days following the Closing Date (the “Liquidity Period”), Seller shall maintain, within Seller or a successor entity of which Seller is the sole member, a minimum tangible net worth of not less than $50,000.00, consisting solely of cash or cash equivalents (collectively, the

“Minimum Liquidity”). During the Liquidity Period, Seller shall not dissolve, liquidate, merge, enter any distribution or dividend transaction, or otherwise transfer or encumber any assets if such action would result in Seller having less than the Minimum Liquidity. This subsection shall survive Closing.

16.Condemnation and Destruction.
16.1Eminent Domain or Taking. If proceedings under a power of eminent domain relating to the Property or any part thereof are commenced prior to Close of Escrow, Seller shall promptly inform Buyer in writing.
(a)If such proceedings involve the taking of title to all or a “material” interest in the Property (defined herein), Buyer may elect to terminate this Agreement by notice in writing sent within ten (10) business days of Seller’s written notice to Buyer, in which case the entire Deposit shall be returned to Buyer, and neither party shall have any further obligation to or rights against the other except any rights or obligations of either party which are expressly stated to survive termination of this Agreement.
(b)If the proceedings do not involve the taking of title to all or a material interest in the Property, then Buyer shall have the right, in its sole discretion, to elect to terminate this Agreement by written notice to Seller given within ten (10) business days after receiving notice of such taking. Upon such termination, the Deposit shall be returned to Buyer and neither party shall have any further obligations hereunder, except for those which expressly survive termination. If Buyer does not elect to terminate this Agreement, Buyer shall be obligated to proceed with Closing, this transaction shall be consummated as described herein, and Buyer shall receive a credit against the Purchase Price for any award or settlement payable to Seller with respect to such proceeding at the Close of Escrow or, if not received prior to Closing, at Closing Seller shall assign to Buyer all rights to any awards with respect to the condemnation.
(c)If this sale is not consummated for any reason, any condemnation award or settlement shall belong to Seller.
16.2 Damage or Destruction. Except as provided in this Section 16, prior to the Close of Escrow the entire risk of loss of damage by earthquake, flood, landslide, fire or other casualty is borne and assumed by Seller. If, prior to the Close of Escrow, any part of the Improvements is damaged or destroyed by earthquake, flood, landslide, fire or other casualty, Seller will promptly inform Buyer of such fact in writing and advise Buyer as to the extent of the damage and whether it is, in Seller’s reasonable opinion, material or not material.
(a)If such damage or destruction is material, Buyer has the option to terminate this Agreement upon written notice to the Seller given not later than ten (10) business days after receipt of Seller’s written notice to Buyer advising of such damage or destruction, in which case the entire Deposit, shall be returned to Buyer, and neither party shall have any further obligation to or rights against the other except any rights or obligations of either party which are expressly stated to survive termination of this Agreement.
(b)If the damage is not material, then Buyer shall have the right, in its sole discretion, to elect to terminate this Agreement by written notice to Seller given within ten (10)

business days after receiving notice of such damage. Upon such termination, the Deposit shall be returned to Buyer and neither party shall have any further obligations hereunder, except for those which expressly survive termination. If Buyer does not so elect to terminate this Agreement due to any material damage, this transaction will close pursuant to the terms of this Agreement, provided that upon the Close of Escrow, Buyer shall receive a credit against the Purchase Price in the amount of any property insurance proceeds collected by Seller as a result of any such damage or destruction, plus the amount of any deductible under Seller’s insurance with respect to damage or destruction, and provided further that Seller shall assign to Buyer all of Seller’s rights to such proceeds which may not have been collected prior to the Close of Escrow.
(c)If this sale is not consummated for any reason, any insurance proceeds shall belong to Seller.
16.3Definition of “Material”. For purposes of this Section 16, a “material” taking is deemed to be taking or condemnation of (a) more than twenty-five percent (25%) of the Real Property based on the Survey, or (b) a portion of the Real Property, which, if removed therefrom, would prevent Buyer from being able to use the Property for its current purposes, and a “material” casualty is deemed to be any damage or destruction to the Improvements where (i) the casualty is not covered by the insurance maintained by Seller and/or any Tenant and the costs of repair and replacement are reasonably expected to exceed $100,000.00, (ii) the cost of repair or replacement is estimated to be more than twenty five percent (25%) of the Purchase Price of the Property, and/or (iii) it is reasonably estimated that the repair and restoration work cannot be completed within one hundred eighty (180) days after the commencement of work. Additionally, any taking or casualty that would entitle Tenants of Leases comprising more than twenty-five percent (25%) of the rentable square footage of the Improvements to terminate their Leases shall be deemed “material” for purposes of this Section 16.
17.OFAC.  Each of Buyer and Seller, severally and not jointly, represents and warrants to the other, as of the Effective Date and as of the Closing Date (and which representations and warranties shall survive the Closing), with respect to itself and its respective affiliates, members, partners, shareholders, officers, directors, managers, and any assignee and the officers, directors, and direct or indirect beneficial owners of such assignee (collectively, the “Representing Party”), that:
(a)all information supplied to the other party concerning the identity of the Representing Party and its respective officers, directors, managers, and owners is true, correct, and complete in all material respects;
(b)(b) neither the Representing Party nor any of its respective officers, directors, managers, or direct or indirect beneficial owners is a Prohibited Person (as defined below); and
(c)the Representing Party is, and at all times during the Contract Period shall remain, in compliance with all applicable laws and regulations administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), the International Emergency Economic Powers Act (“IEEPA”), the USA PATRIOT Act, Executive Order No. 13224 (effective September 24, 2001), and any other applicable statute, executive order, regulation, or governmental action relating to economic sanctions, anti-terrorism, or anti-money laundering laws.
(d)As used herein, “Prohibited Person” means any person or entity that:
(i)is listed in the Annex to, or is otherwise subject to, Executive Order No. 13224;
(ii)is owned or controlled by, or acting for or on behalf of, any person or entity described in clause (i);

(iii)is a person or entity with whom a party is prohibited from engaging in any transaction under applicable anti-terrorism or anti-money laundering laws, including the USA PATRIOT Act or Executive Order No. 13224;

(iv)commits, threatens to commit, conspires to commit, or supports terrorism as defined in Executive Order No. 13224;

(v)is named as a “specially designated national” or “blocked person” on the most current list published by OFAC or on any successor list or any other U.S. or non-U.S. governmental list maintained for the purpose of preventing terrorism, money laundering, or similar activities;

(vi)is subject to economic sanctions administered or enforced pursuant to IEEPA, OFAC, or any other applicable law, regulation, executive order, or United Nations resolution; or

(vii)is an affiliate, principal, officer, immediate family member, or close associate of any person or entity described in clauses (i) through (vi) above.

18.Notices. All notices or other communications required or permitted hereunder must be in writing, and must be personally delivered (including by means of professional messenger service), sent by overnight express courier, or sent by registered or certified mail, postage prepaid, return receipt requested, to the addresses set forth below, or such other addresses that a party may designate from time to time during the Contract Period with written notice to the other party. All notices sent by certified or registered mail will be deemed received upon receipt or first attempted delivery after mailing and all notices sent by other means permitted herein shall be deemed received on the date delivered. Notwithstanding the foregoing, the Termination Notice , Title Objection Notice, and any other notice sent by a party in accordance with Section 6 above may be sent via e-mail to the parties below so long as a copy thereof is sent to the other party on the same day via one of the other methods set forth above.  Notices will be sent as follows to:

bwinn@medalistreit.com
Seller:	MDR ASHLEY PLAZA, LLC P.O. Box 8436 Richmond, VA 23226 Attention: Brent Winn, Chief Financial Officer Email: bwinn@medalistreit.com

with a copy to:	Maynard Nexsen PC 4141 Parklake Ave., Suite 200 Raleigh, NC 27612 Attention: Alex Serkes Email: ASerkes@maynardnexsen.com

Buyer:	HPX Goldsboro Ashley Center LLC

with a copy to:

Mishaan Dayon LLP

40 Wall Street, Suite 1607

New York, New York 10005

Attn: Saul A. Mishaan, Esq.

Email: smishaan@mdlawllp.com

Phone: (646) 366-5551

and :

BRAUNSTEIN TURKISH LLP

7600 Jericho Turnpike, Suite 402

Woodbury, New York 11797

Attn: Vincent L. Georgetti, Esq.

vg@braunsteinturkish.com

Title Company:	at the address specified in the definition thereof.

19.Brokers. Subject to and only upon the completion of the transactions contemplated herein and the Close of Escrow, all commissions payable to Broker shall be paid by Seller pursuant to the terms of a separate written agreement or agreements. Seller shall not have any obligation to pay any commission or any other compensation or amount whatsoever to any Broker in the event the Close of Escrow fails to occur for any reason, including, without limitation, Seller’s breach of this Agreement. Seller represents and warrants to Buyer, and Buyer represents and warrants to Seller, that no broker or finder has been engaged by them, respectively, other than the Broker(s) whose name(s) appear in Section 1, in connection with any of the transactions contemplated by this Agreement, or to its knowledge is in any way connected with any of such transactions.  Buyer will indemnify, save harmless and defend Seller from any liability, cost, or expense arising out of or connected with any claim for any commission or compensation made by any person or entity claiming to have been retained or contacted by Buyer in connection with this transaction, other than the Broker(s).  Seller will indemnify, save harmless and defend Buyer from any liability, cost, or expense arising out of or connected with any claim for any commission or compensation made by any person or entity claiming to have been retained or contacted by Seller in connection with this transaction, other than the Broker(s).  The foregoing indemnity provisions will survive the Closing or any earlier termination of this Agreement.

20.Legal and Equitable Enforcement of this Agreement. Default by Seller.  If Seller fails to perform any covenant or obligation under this Agreement or otherwise defaults hereunder, and such failure is not cured within any applicable notice and cure period expressly provided herein, Buyer shall have the right to either (a) commence within ninety (90) days of the Closing Date and diligently prosecute an action in the nature of specific performance of Seller’s obligations (it being agreed that the Property is unique and monetary damages would be inadequate), or (b) terminate this Agreement and receive an immediate refund of the Deposit together with reimbursement of all actual and documented out-of-pocket costs and expenses incurred by Buyer in connection with this transaction, including reasonable attorneys’ fees, except that such cost reimbursement shall not exceed One Hundred Thousand and No/100 Dollars ($100,000.00).  Notwithstanding the foregoing, if an action in the nature of specific performance is not an available remedy as a direct result of Seller’s voluntary sale and conveyance of the Property to a third-party prior to Closing, then the Deposit will be returned to Buyer, and Buyer may pursue an action against Seller for any and all damages Buyer suffers as a result of Seller’s bad-faith default.
20.1 Default by Buyer. IN THE EVENT THE CLOSING AND THE CONSUMMATION OF THE TRANSACTIONS HEREIN CONTEMPLATED DOES NOT OCCUR AS HEREIN PROVIDED BY REASON OF ANY DEFAULT OF BUYER, BUYER AND SELLER AGREE THAT IT WOULD BE IMPRACTICAL AND EXTREMELY DIFFICULT TO ESTIMATE THE DAMAGES SUFFERED BY SELLER AS A RESULT OF BUYER’S FAILURE TO COMPLETE THE PURCHASE OF THE PROPERTY PURSUANT TO THIS AGREEMENT, AND THAT UNDER THE CIRCUMSTANCES EXISTING AS OF THE DATE OF THIS AGREEMENT, THE LIQUIDATED DAMAGES PROVIDED FOR IN THIS SECTION 20.2 REPRESENT A REASONABLE ESTIMATE OF THE DAMAGES WHICH SELLER WILL INCUR AS A RESULT OF SUCH FAILURE AND SHALL BE SELLER’S SOLE AND EXCLUSIVE REMEDY; PROVIDED, HOWEVER THAT THIS PROVISION WILL NOT WAIVE, LIMIT OR AFFECT ANY OF THE FOLLOWING (“NON-LIQUIDATED OBLIGATIONS”): (i) BUYER’S OBLIGATIONS TO RETURN OR PROVIDE TO SELLER DOCUMENTS, REPORTS OR OTHER INFORMATION PROVIDED TO OR PREPARED BY OR FOR BUYER PURSUANT TO APPLICABLE PROVISIONS OF THIS AGREEMENT; AND (ii) BUYER’S OBLIGATIONS UNDER ANY INDEMNITIES PROVIDED HEREUNDER. THEREFORE, BUYER AND SELLER DO HEREBY AGREE THAT A REASONABLE ESTIMATE OF THE TOTAL NET DETRIMENT THAT SELLER WOULD SUFFER IN THE EVENT THAT BUYER DEFAULTS AND FAILS TO COMPLETE THE PURCHASE OF THE PROPERTY IS AN AMOUNT EQUAL TO THE DEPOSIT. SAID AMOUNT WILL BE THE FULL, AGREED AND LIQUIDATED DAMAGES FOR THE BREACH OF THIS AGREEMENT BY BUYER AND SHALL BE SELLER’S SOLE AND EXCLUSIVE REMEDY IN THE EVENT OF A DEFAULT BY

BUYER UNDER THIS AGREEMENT, SUBJECT TO THE EXCEPTIONS ABOVE PERTAINING TO BUYER’S NON-LIQUIDATED OBLIGATIONS. THE PAYMENT OF SUCH AMOUNT AS LIQUIDATED DAMAGES IS NOT INTENDED AS A FORFEITURE OR PENALTY, BUT IS INTENDED TO CONSTITUTE LIQUIDATED DAMAGES TO SELLER. UPON DEFAULT BY BUYER, THIS AGREEMENT WILL BE TERMINATED AND, EXCEPT FOR SELLER’S RIGHTS AND REMEDIES ARISING UNDER OR OUT OF THE NON-LIQUIDATED OBLIGATIONS AND SELLER’S RIGHT TO COLLECT AND RETAIN BUYER’S DEPOSIT AS PROVIDED HEREUNDER, NEITHER PARTY WILL HAVE ANY FURTHER RIGHTS OR OBLIGATIONS HEREUNDER, EACH TO THE OTHER.

Buyer’s Initials: __________Seller’s Initials: __________

21.Assignment.  Buyer will not assign this Agreement without obtaining Seller’s prior written consent, which consent may be withheld by Seller in its reasonable discretion for any reason whatsoever; provided, however, that Buyer shall have the right to assign all of its right, title and interest in and to this Agreement prior to the Close of Escrow without Seller’s consent to affiliates, any entity controlled by or under common control with Buyer, a corporation, partnership or limited liability company in which Buyer or its members or affiliates is the General Partner, Managing Member or Manager and has the legal authority to bind such entity to the terms of this Agreement (a “Related Assignee”), so long as (a) Buyer provides written notice to Seller concurrently with such assignment (including a copy of the fully executed assignment document, in the form specified below, and the full names and addresses of all individuals and entities that will have, as of the Closing Date, a direct or beneficial ownership interest in or to the Related Assignee), (b) the Related Assignee agrees to assume all of Buyer’s obligations and liabilities under this Agreement, (c) neither the assignment nor the Related Assignee violates Buyer’s representations and warranties contained in Section 17 above, and (d) such assignment and assumption does not and shall not release Buyer from its obligations and liabilities under this Agreement.  Any attempted assignment without Seller’s required prior written consent will, at Seller’s option, be voidable and constitute a material breach of this Agreement.  If Seller consents to an assignment, the assignment will not be effective against Seller until Buyer delivers to Seller a fully executed copy of the assignment instrument, which instrument must be satisfactory to Seller in both form and substance, pursuant to which the assignee assumes and agrees to perform for the benefit of Seller the obligations of Buyer under this Agreement, and pursuant to which the assignee makes the warranties and representations required of Buyer under this Agreement and such other representations and warranties as Seller may reasonably require.  Any such assignment will not release Buyer from any of its obligations under this Agreement.
22.Miscellaneous.
22.1Counterparts; Signatures. This Agreement may be executed in counterparts. Facsimile signatures, signatures sent via e-mail in “.pdf” format, and signatures via DocuSign and similar programs shall each be valid.
22.2Partial Invalidity. If any term or provision of this Agreement will be deemed to be invalid or unenforceable to any extent, the remainder of this Agreement will not be affected thereby, and each remaining term and provision of this Agreement will be valid and be enforced to the fullest extent permitted by law.

22.3Possession of the Property. Seller will deliver possession of the Property to Buyer upon the Close of Escrow, subject to the right of Tenants under the Leases and the rights of other parties pursuant to the Permitted Exceptions.
22.4Waivers. No waiver of any breach of any covenant or provision contained herein will be deemed a waiver of any preceding or succeeding breach thereof, or of any other covenant or provision contained herein. No extension of time for performance of any obligation or act will be deemed an extension of the time for performance of any other obligation or act except those of the waiving party, which will be extended by a period of time equal to the period of the delay.
22.5Successors and Assigns. This Agreement is binding upon and inures to the benefit of the successors and permitted assigns of the parties hereto.
22.6Professional Fees. In the event of the bringing of any action, arbitration or suit by a party hereto against another party hereunder by reason of any breach of any of the covenants, agreements or provisions on the part of the other party arising out of this Agreement, then in that event the prevailing party will be entitled to have the recovery of and from the other party all reasonable costs and expenses of the action, arbitration or suit, actual attorneys’ fees (including the allocated costs of Seller’s in-house counsel), witness fees and any other professional fees resulting therefrom.
22.7Entire Agreement. This Agreement (including all Exhibits attached hereto) constitutes the entire contract between the parties hereto with respect to the subject matter hereof and may not be modified except by an instrument in writing signed by both parties.
22.8Construction. This Agreement has been prepared by Seller and its professional advisors and reviewed by Buyer and its professional advisers. Seller and Buyer and their respective advisors believe that this Agreement is the product of all of their efforts, that it expresses their agreement and that it should not be interpreted in favor of or against either Buyer or Seller, and any principle of law that contracts are construed against the drafter shall not apply. The parties further agree that this Agreement will be construed to effectuate the normal and reasonable expectations of a sophisticated Seller and Buyer.
22.9Governing Law. The parties hereto expressly agree that this Agreement will be governed by, interpreted under, and construed and enforced in accordance with the internal laws of the State of North Carolina (without regard to conflicts of law).
22.10Confidentiality. Unless otherwise agreed to in writing by Seller and Buyer, each party will keep confidential all documents, financial statements, reports or other information provided to, or generated by the other party relating to the Property, including this Agreement and all Due Diligence Materials, and will not disclose any such information to any person other than (a) those employees and agents of Seller or Buyer with a need to know; (b) those who are actively and directly participating in the evaluation of the Property and the negotiation and execution of this Agreement or financing of the purchase of the Property; (c) governmental, administrative, regulatory or judicial authorities in the investigation of the compliance of the Property with applicable legal requirements; and (d) pursuant to valid legal process or as may be required by law. However, Buyer expressly covenants and agrees that it will not disclose any code compliance, environmental or other regulatory matters to governmental or other authorities without the express prior written approval of Seller except pursuant to valid legal process or as may be required by law. Upon any termination of this Agreement for any reason, Buyer will promptly return to Seller copies of all documents or other information pertaining to the Property provided to Buyer by Seller, including, without limitation, the Due Diligence Materials. The provisions of this paragraph will survive the termination of this Agreement other than by Closing.

22.11No Recordation. No memorandum or other document relating to this Agreement will be recorded without the prior written consent of Seller, in Seller’s reasonable discretion.
22.12Survival. All obligations of the parties contained herein which by their terms do not arise until after the Close of Escrow and any other provisions of this Agreement which by their terms survive the Close of Escrow, shall survive the Close of Escrow, subject however to the timing and survival limitations (e.g., the Limitation Period) expressly set forth herein.
22.13Not an Offer. Seller’s delivery of unsigned copies of this Agreement is solely for the purpose of review by the party to whom delivered, and neither the delivery nor any prior communications between the parties, whether oral or written, will in any way be construed as an offer by Seller, nor in any way imply that Seller is under any obligation to enter the transaction which is the subject of this Agreement.
22.14Captions. Section titles or captions contained in this Agreement are inserted only as a matter of convenience and for reference and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provision hereof.
22.151031 Exchange. Each party agrees to cooperate with the other (including cooperation with any Intermediary) to structure the sale of and/or acquisition of the Property (as the case may be) as an exchange of property held for productive use in a trade or business or for investment within the meaning of Section 1031 of the Internal Revenue Code of 1986 (as amended), and upon request, each party agrees to execute additional escrow instructions, documents, agreements or instruments to effect the exchange; provided, however, that (i) neither party shall incur additional costs or expenses (or be required to acquire, accept or hold title to any other property of whatever nature) as a result of or in connection with any such exchange initiated by the other party, (ii) any such exchange shall not delay or accelerate the Close of Escrow, and (iii) no such exchange will relieve a party of the timely adherence to or performance of each and every duty, obligation and liability of such party contained in or arising out of this Agreement.
(b)Each party agrees to indemnify, defend and hold the other harmless from and against any and all additional costs, expenses, claims, demands, liabilities, losses, obligations, damages, recoveries, and deficiencies in excess of those liabilities that such party would normally have if the transactions contemplated in this Agreement closed without any form of tax deferred exchange, and that such party may incur or suffer, as a result of or in connection with (i) the structuring of the transactions contemplated in this Agreement as an exchange under Internal Revenue Code Section 1031 and/or (ii) the execution of any documents in connection with the exchange (other than attorneys’ fees incurred for review of any document(s) reasonably required or reasonably related to any such exchange).  Neither party’s foregoing indemnity shall indemnify the other for any liabilities arising as a result of or in connection with any default by the other under this Agreement or any default by the other under any of the documents or agreements entered into by it in connection with the exchange or for any negligence or willful misconduct on its’ part.  Implementation of the exchange(s) contemplated in this Section 22.16 shall not be a condition to the Closing.  The indemnities set forth in this paragraph shall survive the Closing.
(c)Either party, at its election, may substitute for any one or more of them, one or more persons or entities (“Intermediary”) as a party(ies) to the escrow and this Agreement for the purpose of completing any such exchange, in which event the Intermediary shall assume and perform the obligations of the appointor under this Agreement (but without releasing liability of the appointor for such performance in any manner whatsoever), and the non-appointing party agrees to accept the performance by Intermediary and shall tender its performance to Intermediary.

Remainder of page intentionally left blank.
Signatures on following page.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

, a Delaware limited liability company /s/ C. Brent Winn, Jr.	, a Delaware limited liability company __________________________

“SELLER”

MDR ASHLEY PLAZA, LLC,
a Delaware limited liability company

By: MEDALIST DIVERSIFIED HOLDINGS, LP

a Delaware limited partnership

Its: Sole Member

By: MEDALIST DIVERSIFIED REIT, INC.

a Maryland corporation

Its: General Partner

By: /s/ C. Brent Winn, Jr.

Name: C. Brent Winn, Jr.

Its: Chief Financial Officer

“BUYER” HPX Goldsboro Ashley Center LLC,, a Delaware limited liability company By:/s/ Redacted

[Signature Page – Purchase and Sale Agreement]

TITLE COMPANY ACKNOWLEDGEMENT AND EXECUTION

The undersigned hereby executes this Agreement to evidence its receipt of executed originals or electronic copies of this Agreement and its agreement to act as escrow holder in accordance with the terms of this Agreement.

Title Company

[To be inserted]

By:

Name:

Its:

Date:_____________, 2026

Title Company Signature Page

Schedule 6.2

Due Diligence Materials

(a) Copies of all lease documents, including any amendments and tenant correspondence.

(b)Operating statements for the current year and previous three (3) years.

(c) Annual tenant CAM, insurance, and tax reconciliations for the most recent three (3) years completed, including annual, quarterly, and monthly reconciliations.

(d)Existing owner’s title policy.

(e) Existing survey.

(f)Any and all unrecorded contracts and agreements affecting the property, including service and maintenance contracts, and any existing warranties from contractors or vendors.

(g)Environmental reports.

(h)Roof and other system-related warranties.

(i)Site plan.

(j)Accounts receivable report, including aging.

(k)Reciprocal easement agreements and access agreements, including all exhibits and amendments.

(l)Tenant sales for the previous five (5) years and year-to-date.

(m)Schedule of litigation, if any.

(n)Current rent roll, as generated in Seller’s normal course of business.

(o)Schedule of capital expenditures for the past five (5) years, including scope of work and cost.

(p)Tenant ledgers showing monthly charges and payments for each tenant for the past twenty-four (24) months.

(q)Summary of recent leasing activity, including tours, LOIs, or active negotiations over the past twelve (12) months.

(r)Most recent leasing flyer, marketing materials, or broker offering package.

[Schedule 6.2 – Page 1]

(s)Copies of utility bills (electric, water, sewer, trash) for the past twenty-four (24) months.

(t)Insurance loss runs or claims history for the past three (3) years.

(u)Insurance certificates from tenants.

(v)Tenant directory.

(w)Schedule of security deposits and prepaid rent by tenant.

(x)List and description of any security cameras at the property.

(y) Details of any paid or owed leasing commissions and tenant improvements.

(z)Year-end occupancy for 2021 through 2025.

[Schedule 6.2 – Page 2]

Exhibit A

[Append Legal Description of the Real Property]

The Land referred to herein below is situated in the County of Wayne, State of North Carolina, and is described as follows:

TRACT 1:

BEGINNING AT AN IRON STAKE AT THE NORTHEASTERN INTERSECTION OF THE RIGHT OF WAY OF BERKELEY BOULEVARD AND ASH STREET AND RUNS THENCE WITH THE RIGHT OF WAY AT SAID INTERSECTION NORTH 71 DEGREES 37' 1" WEST 100.41 FEET TO A CONCRETE MONUMENT; THENCE WITH THE EASTERN EDGE OF THE RIGHT OF WAY OF ASH STREET NORTH 37 DEGREES 39' 19" WEST 73.35 FEET TO AN IRON STAKE; THENCE NORTH 56 DEGREES 18' 30" EAST 169.79 FEET TO AN IRON STAKE; THENCE NORTH 36 DEGREES 39' 30" WEST 150 FEET TO AN IRON STAKE; THENCE NORTH 56 DEGREES 18' 30" EAST 60.87 FEET TO AN IRON STAKE; THENCE NORTH 36 DEGREES 39' 30" WEST 60 FEET TO AN IRON STAKE; THENCE CONTINUING NORTH 36 DEGREES 39' 30" WEST 100 FEET TO A CONCRETE MONUMENT IN THE LINE OF ETHELRED HERRING (NOW DECEASED); THENCE WITH THE HERRING LINE, NORTH 56 DEGREES 18' 30" EAST 1082.84 FEET TO A CONCRETE MONUMENT; THENCE SOUTH 36 DEGREES 09' 30" EAST 15.01 FEET TO AN IRON STAKE; THENCE CONTINUING SOUTH 36 DEGREES 09' 30" EAST 705.26 FEET TO A CONCRETE MONUMENT IN THE NORTHERN RIGHT OF WAY OF BERKELEY BOULEVARD; THENCE WITH THE NORTHERN RIGHT OF WAY OF BERKELEY BOULEVARD SOUTH 67 DEGREES 15' WEST 434.92 FEET TO A CONCRETE RIGHT OF WAY MARKER; THENCE WITH THE NORTHERN EDGE OF SAID RIGHT OF WAY SOUTH 70 DEGREES 51' 50" WEST 186.85 FEET TO A CONCRETE RIGHT OF WAY MARKER; THENCE CONTINUING WITH SAID RIGHT OF WAY SOUTH 67 DEGREES 15' WEST 675.08 FEET TO THE POINT OF BEGINNING, CONTAINING 704,700 SQUARE FEET, MORE OR LESS, AND BEING A PART OF THE LANDS CONVEYED TO J.W. SOUTHERLAND AND WIFE, MARY E. SOUTHERLAND BY S.S. SMITH AND WIFE, MAMIE C. SMITH, BY DEED RECORDED IN BOOK 114, PAGE 497 OF THE WAYNE COUNTY REGISTRY. SAID TRACT OF LAND IS DESCRIBED HEREIN IN ACCORDANCE WITH A PLAT DESIGNATED AS "SECTION TWO, JOHN W. SOUTHERLAND PROPERTY" PREPARED BY A.E. LITTLE, REGISTERED SURVEYOR DATED APRIL 30, 1976, AS REVISED AUGUST 3, 1977, AND NOW DESIGNATED AS ASHLEY PLAZA SHOPPING CENTER.

LESS AND EXCEPT THE FOLLOWING DESCRIBED PROPERTY CONTAINED IN THE MEMORANDUM OF LEASE TO USA PETROLEUM CORPORATION, A CALIFORNIA CORPORATION RECORDED IN BOOK 921, PAGE 497, IN THE AFORESAID COUNTY REGISTRY:

COMMENCING AT THE NORTHEASTERN RIGHT OF WAY INTERSECTION OF ASH STREET AND BERKELEY BOULEVARD AND RUNS THENCE WITH THE NORTHERN RIGHT OF WAY OF BERKELEY BOULEVARD NORTH 67 DEGREES 15' 00" EAST 675.00 FEET TO A RIGHT OF WAY MARKER; THENCE CONTINUED WITH SAID RIGHT OF

Exhibit A, Page 1

WAY NORTH 70 DEGREES 51' 50" EAST 186.85 FEET TO A RIGHT OF WAY MARKER; THENCE NORTH 67 DEGREES 15' 00" EAST 193.14 FEET TO THE BEGINNING CORNER AND RUNS THENCE FROM THE BEGINNING CORNER NORTH 33 DEGREES 41' 30" WEST 160.01 FEET TO A POINT; THENCE NORTH 56 DEGREES 18' 30" EAST 170.63 FEET TO A POINT; THENCE SOUTH 33 DEGREES 41' 30" EAST 193.00 FEET TO A POINT ON THE NORTHERN RIGHT OF WAY OF BERKELEY BOULEVARD; THENCE WITH SAID RIGHT OF WAY SOUTH 67 DEGREES 15' 00" WEST 173.79 FEET TO THE POINT OF BEGINNING, CONTAINING 30,117 SQUARE FEET MORE OR LESS.

ALSO DESCRIBED AS:

BEGINNING AT A EXISTING IRON ROD IN THE NORTHERN RIGHT-OF-WAY OF NORTH BERKELEY BOULEVARD AND THE POINT AND PLACE OF BEGINNING (P.O.B.); THENCE ALONG THE EASTERN RIGHT-OF-WAY OF EAST ASH STREET, NORTH 71°37'01" WEST - 100.41 FEET TO A EXISTING CONCRETE MONUMENT; THENCE CONTINUING NORTH 37°39'19" WEST - 73.35 FEET TO A EXISTING IRON ROD; THENCE LEAVING THE EASTERN RIGHT-OF-WAY OF EAST ASH STREET, NORTH 56°19'05" EAST 169.78 FEET, ALONG THE TILLEY PROPERTY TO A EXISTING IRON ROD; THENCE NORTH 36°43'30" WEST - 149.90 FEET TO A EXISTING IRON ROD NEAR A FENCE CORNER; THENCE ALONG THE MEADS PROPERTY NORTH 56°08'23" EAST - 70.06 FEET TO A EXISTING IRON ROD NEAR A FENCE CORNER; THENCE CONTINUING ALONG THE MEADS PROPERTY NORTH 36°48'32" WEST - 160.00 FEET TO A NAIL IN THE ASPHALT (CONTROL CORNER); THENCE NORTH 56°18'55" EAST - 1083.23 FEET TO A EXISTING NAIL IN THE TOP OF A CONCRETE MONUMENT (CONTROL CORNER); THENCE SOUTH 36°09'30" EAST - 720.27 FEET TO A EXISTING IRON ROD FOUND IN THE NORTHERN RIGHT-OF-WAY OF NORTH BERKELEY BOULEVARD; THENCE SOUTH 67°15'00" WEST - 67.99 FEET TO A EXISTING NAIL; THENCE NORTH 33°41'30" WEST - 193.00 FEET TO A MARK IN CONCRETE; THENCE SOUTH 56°18'27" WEST - 170.63 FEET TO A MARK IN CONCRETE; THENCE SOUTH 33°41'29" EAST - 160.01 FEET TO A EXISTING IRON ROD IN THE NORTHERN RIGHT-OF WAY OF NORTH BERKELEY BOULEVARD; THENCE ALONG THE NORTHERN RIGHT-OF-WAY OF NORTH BERKELEY BOULEVARD SOUTH 67°15'00" WEST - 193.14 FEET TO A EXISTING CONCRETE RIGHT-OF-WAY MONUMENT; THENCE CONTINUING SOUTH 70°51'50" WEST 62.38 FEET TO A MARK IN CONCRETE CURB; THENCE CONTINUING SOUTH 70°51'50" WEST - 124.47 FEET TO A EXISTING CONCRETE RIGHT-OF-WAY MONUMENT; THENCE CONTINUING SOUTH 67°15'34" WEST - 486.37 FEET TO A EXISTING NAIL IN ASPHALT; THENCE CONTINUING SOUTH 67°15'00" WEST - 188.71 FEET TO THE POINT AND PLACE OF BEGINNING (P.O.B.). SAID TRACT OF LAND CONTAINS 16.18 ACRES TOTAL MORE OR LESS.

THE ABOVE DESCRIBED PROPERTY ALSO MORE PARTICULARLY DESCRIBED AS:

BEGINNING AT AN EXISTING CONCRETE RIGHT-OF-WAY MONUMENT LOCATED ON THE NORTHERN RIGHT-OF-WAY LINE OF BERKELEY BOULEVARD AT THE NORTHEAST INTERSECTIONAL CORNER OF BERKELEY BOULEVARD AND ASH STREET AND RUNNING THENCE ALONG SAID RIGHT-OF-WAY, N 71°37'01"W 100.41

Exhibit A, Page 2

FEET TO AN EXISTING CONCRETE RIGHT-OF-WAY MONUMENT LOCATED ON THE EASTERN RIGHT-OF-WAY LINE OF ASH STREET; THENCE ALONG THE EASTERN RIGHT-OF-WAY LINE OF ASH STREET N 37° 39' 19" W 73.35 FEET TO AN EXISTING IRON ROD, THE SOUTHWESTERN MOST CORNER OF THE AMANDA B TILLEY PROPERTY AS DESCRIBED IN DEED BOOK 2051, PAGE 533 WAYNE COUNTY REGISTRY; THENCE ALONG TILLEY'S SOUTHERN LINE, N 56° 19' 05" E 169.78 FEET TO AN EXISTING IRON ROD, TILLEY'S SOUTHEASTERN MOST CORNER; THENCE ALONG TILLEY'S EASTERN LINE, N 36° 43' 30" W 149.90 FEET TO AN EXISTING IRON PIPE LOCATED IN THE SOUTHERN LINE OF THE PERRY GRANDCHILDREN, LLC PROPERTY, TILLEY'S NORTHEASTERN MOST CORNER; THENCE ALONG SAID PERRY GRANDCHILDREN, LLC LINE, N 56° 08' 23" E 70.06 FEET TO AN EXISTING IRON ROD, PERRY GRANDCHILDREN, LLC'S SOUTHEASTERN MOST CORNER; THENCE ALONG PERRY GRANDCHILDREN, LLC'S EASTERN LINE, N 36° 48' 32" N 160.00 FEET TO AN EXISTING MAG NAIL LOCATED IN THE SOUTHERN LINE OF THE FURNITURE FAIR OF GOLDSBORO, INC PROPERTY AS DESCRIBED IN DEED BOOK 1378, PAGE 765 AND DEED BOOK 1392, PAGE 450 AND DESIGNATED AS LOT 1B ON THAT PLAT RECORDED IN PLAT CABINET K, SLIDE 8-E WAYNE COUNTY REGISTRY, SAID MAG NAIL BEING LOCATED IN AN ASPHALT DRIVE, PERRY GRANDCHILDREN LLC'S NORTHEASTERN MOST CORNER; THENCE ALONG THE SOUTHERN LINE OF SAID FURNITURE FAIR OF GOLDSBORO, INC PROPERTY AND BEYOND, N 56° 18' 55" E 1083.23 FEET TO AN EXISTING CONCRETE MONUMENT, THE NORTHWESTERN MOST CORNER OF THE AVI INVESTMENTS LLC PROPERTY AS DESCRIBED IN DEED BOOK 3293, PAGE 222 AND DESIGNATED AS LOT B ON THAT PLAT RECORDED IN PLAT CABINET M, SLIDE 92-F WAYNE COUNTY REGISTRY; THENCE ALONG THE WESTERN LINE OF SAID AVI INVESTMENTS, INC. PROPERTY AND BEYOND, S 36° 09' 30" E 720.27 FEET TO AN EXISTING IRON ROD LOCATED ON THE NORTHERN RIGHT-OF-WAY LINE OF BERKELEY BOULEVARD, THE SOUTHEASTERN MOST CORNER OF THE POPKIN BROTHERS ENTERPRISES, INC. PROPERTY AS DESCRIBED IN DEED BOOK 2257, PAGE 748 AND SHOWN ON THAT PLAT RECORDED IN PLAT CABINET M, SLIDE 16-G WAYNE COUNTY REGISTRY; THENCE ALONG THE NORTHERN RIGHT-OF-WAY LINE OF BERKELEY BOULEVARD, S 67° 15' 00" W 67.99 FEET TO AN EXISTING IRON PIPE LOCATED NEAR THE EDGE OF AN ASPHALT DRIVE, THE SOUTHEASTERN MOST CORNER OF THE J W SOUTHERLAND AND F C ROSE PROPERTY AS DESCRIBED IN DEED BOOK 114, PAGE 497, WAYNE COUNTY REGISTRY; THENCE ALONG SOUTHERLAND AND ROSE'S EASTERN LINE, N 33° 41'30" 193.00 FEET TO AN EXISTING IRON PIPE SOUTHERLAND AND ROSE'S NORTHEASTERN MOST CORNER; THENCE ALONG SOUTHERLAND AND ROSE'S NORTHERN LINE, S 56° 18' 30" W 170.63 FEET TO AN EXISTING MARK ON THE CONCRETE CURB AND GUTTER, SOUTHERLAND AND ROSE'S NORTHWESTERN MOST CORNER; THENCE ALONG SOUTHERLAND AND ROSE'S WESTERN LINE, S 33° 41' 30" E 160.01 FEET TO AN EXISTING IRON PIPE LOCATED ON THE NORTHERN RIGHT-OF-WAY LINE OF BERKELEY BOULEVARD; THENCE ALONG SAID RIGHT-OF-WAY LINE, S 67° 15' 00" W 193.14 FEET TO AN EXISTING CONCRETE RIGHT-OF-WAY MONUMENT; THENCE CONTINUING ALONG SAID RIGHT-OF-WAY LINE, S 70° 51'50" W 186.85 FEET TO AN EXISTING CONCRETE RIGHT-OF-WAY MONUMENT; THENCE CONTINUING ALONG SAID RIGHT-OF-WAY LINE, S 67° 15' 34"W 486.37 FEET TO AN

Exhibit A, Page 3

EXISTING MAG NAIL LOCATED NEAR THE EDGE OF AN ASPHALT DRIVE; THENCE CONTINUING ALONG SAID RIGHT-OF-WAY LINE, S 67° 15' 00" W 188.71 FEET TO THE POINT AND PLACE OF BEGINNING AND CONTAINING 15.4881 ACRES MORE OR LESS AND BEING ALL OF PARCEL 1, PARCEL 2 AND PARCEL 3 ON THAT CERTAIN PLAT ENTITLED "FINAL PLAT FOR RCG – GOLDSBORO, LLC" RECORD IN PLAT CABINET O, SLIDE 46-H & 46-I WAYNE COUNTY REGISTRY.

THE ABOVE DESCRIBED PROPERTY MORE PARTICULARLY DESCRIBED AS INDIVIDUAL PARCELS AS FOLLOWS: PARCEL 1, PARCEL 2, AND PARCEL 3

LEGAL DESCRIPTION FOR PARCEL 1

COMMENCING AT AN EXISTING CONCRETE RIGHT-OF-WAY MONUMENT LOCATED ON THE NORTHERN RIGHT-OF-WAY LINE OR BERKLEY BOULEVARD AT THE NORTHEAST INTERSECTIONAL CORNER OF BERKELEY BOULEVARD AND ASH STREET AND RUNNING THENCE ALONG SAID RIGHT-OF-WAY, N 67° 15' 00" E 188.71 FEET TO AN EXISTING MAG NAIL LOCATED NEAR THE EDGE OF AN ASPHALT DRIVE, THE POINT OF BEGINNING, SAID MAG NAIL BEING THE SOUTHEASTERN MOST CORNER OF PARCEL 2 AS RECORDED IN PLAT CABINET O, SLIDE 46-H & 46-I WAYNE COUNTY REGISTRY; THENCE LEAVING SAID RIGHT-OF-WAY LINE AND RUNNING ALONG THE EASTERN LINE OF SAID PARCEL 2 N 33° 41' 30" W 188.16 FEET TO AN EXISTING MARK ON THE CONCRETE CURB AND GUTTER, THE NORTHEASTERN MOST CORNER OF PARCEL 2; THENCE ALONG THE NORTHERN LINE OF SAID PARCEL 2, S 56° 19' 05" W 82.28 FEET TO AN EXISTING IRON ROD, THE SOUTHEASTERN MOST CORNER OF THE AMANDA B. TILLEY PROPERTY AS DESCRIBED IN DEED BOOK 2051, PAGE 533 WAYNE COUNTY REGISTRY; THENCE ALONG TILLEY'S EASTERN LINE, N 36° 43'30" W 149.90 FEET TO AN EXISTING IRON PIPE LOCATED IN THE SOUTHERN LINE OF THE PERRY GRANDCHILDREN, LLC PROPERTY, TILLEY'S NORTHEASTERN MOST CORNER; THENCE ALONG SAID PERRY GRANDCHILDREN, LLC LINE, N 56° 08' 23" E 70.06 FEET TO AN EXISTING IRON ROD, PERRY GRANDCHILDREN, LLC'S SOUTHEASTERN MOST CORNER; THENCE ALONG PERRY GRANDCHILDREN, LLC'S EASTERN LINE, N 36° 48' 32" W 160.00 FEET TO AN EXISTING MAG NAIL LOCATED IN THE SOUTHERN LINE OF THE FURNITURE FAIR OF GOLDSBORO, INC. PROPERTY AS DESCRIBED IN DEED BOOK 1378, PAGE 785 AND DEED BOOK 1392, PAGE 450 AND DESIGNATED AS LOT 1B ON THAT PLAT RECORDED IN PLAT CABINET K, SLIDE 8-E WAYNE COUNTY REGISTRY, SAID MAG NAIL BEING LOCATED IN AN ASPHALT DRIVE, PERRY GRANDCHILDREN LLC'S NORTHEASTERN MOST CORNER; THENCE ALONG THE SOUTHERN LINE OF SAID FUNITURE FAIR OF GOLDSBORO, INC. PROPERTY AND BEYOND, N 56° 18' 55" E 1083.23 FEET TO AN EXISTING CONCRETE MONUMENT, THE NORTHEASTERN MOST CORNER OR THE AVI INVESTMENTS, LLC PROPERTY AS DESCRIBED IN DEED BOOK 3293, PAGE 222 AND DESIGNATED AS LOT B ON THAT PLAT RECORDED IN PLAT CABINET M, SLIDE 92-F WAYNE COUNTY REGISTRY; THENCE ALONG THE WESTERN LINE OR SAID AVI IVESTMENTS, INC. PROPERTY AND BEYOND, S 36° 09' 30" E 720.27 FEET TO AN EXISTING IRON ROD LOCATED ON THE NORTHERN RIGHT-OF-WAY LINE OF BERKELEY BOULEVARD, THE SOUTHEASTERN MOST CORNER OF

Exhibit A, Page 4

THE POPKIN BROTHERS ENTERPRISES, INC. PROPERTY AS DESCRIBED IN DEED BOOK 2257, PAGE 748 AND SHOWN ON THAT PLAT RECORDED IN PLAT CABINET M, SLICE 16-G WAYNE COUNTY REGISTRY; THENCE ALONG THE NORTHERN RIGHT-OF-WAY LINE OF BERKELEY BOULEVARD, S 67° 15' 00" 67.99 FEET TO AN EXISTING IRON PIPE LOCATED NEAR THE EDGE OF AN ASPHALT DRIVE THE SOUTHEASTERN MOST CORNER OF THE J W SOUTHERLAND AND F C ROSE PROPERTY AS DESCRIBED IN DEED BOOK 114, PAGE 497 WAYNE COUNTY REGISTRY; THENCE ALONG SOUTHERLAND AND ROSE'S EASTERN LINE, N 33° 41' '30" W 193.00 FEET TO AN EXISTING IRON PIPE, SOUTHERLAND AND ROSE'S NORTHEASTERN MOST CORNER; THENCE ALONG SOUTHERLAND AND ROSE'S NORTHERN LINE, S 56°18' 30" W 170.63 FEET TO AN EXISTING MARK ON THE CONCRETE CURB AND CUTTER, SOUTHERLAND AND ROSE'S NORTHWESTERN MOST CORNER AND THE NORTHEASTERN MOST CORNER OF PARCEL 3 AS RECORDED IN PLAT CABINET O, SLIDE 46-H & 46-I WAYNE COUNTY REGISTRY; THENCE ALONG THE NORTHERN LINE OF SAID PARCEL 3, S 56° 18' 27" W 250.01 FEET TO AN EXISTING MAG NAIL, THE NORTHEASTERN MOST CORNER OF PARCEL 3; THENCE ALONG THE EASTERN LINE OF SAID PARCEL 3, S 33° 41' 30" E 107.67 FEET TO AN EXISTING MARK ON THE CONCRETE CURB AND GUTTER LOCATED ON THE NORTHERN RIGHT-OF-WAY LINE OF BERKELEY BOULEVARD, THE SOUTHWESTERN MOST CORNER PARCEL 1; THENCE ALONG SAID RIGHT-OF-WAY LINE, S 70° 51' 50" W 124.47 FEET TO AN EXISTING CONCRETE RIGHT-OF-WAY MONUMENT; THENCE CONTINUING ALONG SAID RIGHT-OF-WAY LINE S 67° 15' 34" W 486.37 FEET TO THE POINT AND PLACE OF BEGINNING AND CONTAINING 13.8230 ACRES MORE OR LESS AND BEING DESIGNATED AS PARCEL 1 ON THAT CERTAIN PLAT ENTITLED "FINAL PLAT FOR RCG – GOLDSBORO, LLC" RECORD IN PLAT CABINET O, SLIDE 46-H & 46-I WAYNE COUNTY REGISTRY.

LEGAL DESCRIPTION FOR PARCEL 2

BEGINNING AT AN EXISTING CONCRETE RIGHT-OF-WAY MONUMENT LOCATED ON THE NORTHERN RIGHT-OF-WAY LINE OF BERKELEY BOULEVARD AT THE NORTHEAST INTERSECTIONAL CORNER OF BERKLEY BOULEVARD AND ASH STREET AND RUNNING THENCE ALONG SAID RIGHT-OF-WAY, N 71° 37' 01" W 100.41 FEET TO AN EXISTING CONCRETE RIGHT-OF-WAY MONUMENT LOCATED ON THE EASTERN RIGHT-OF-WAY LINE OF ASH STREET; THENCE ALONG THE EASTERN RIGHT-OF-WAY LINE OF ASH STREET N 37° 39' 19" 73.35 FEET TO AN EXISTING IRON ROD, THE SOUTHWESTERN MOST CORNER OF THE AMANDA'S TILLEY PROPERTY AS DESCRIBED IN DEED BOOK 2051, PAGE 533 WAYNE COUNTY REGISTRY; THENCE ALONG TILLEY'S SOUTHERN LINE, N 56° 19' 05" E 169.78 FEET TO AN EXISTING IRON ROD, TILLEY'S SOUTHEASTERN MOST CORNER; THENCE CONTINUING N 56° 19' 05" E 82.26 FEET TO AN EXISTING MARK ON THE CONCRETE CURB AND CUTTER THENCE S 33° 41' 30" E 188.16 FEET TO AN EXISTING MAG NAIL LOCATED ON THE NORTHERN RIGHT-OF-WAY LINE OF BERKELEY BOULEVARD; THENCE ALONG SAID RIGHT-OF-WAY LINE, S 67° 15' 00" W 188.71 FEET TO THE POINT AND PLACE OF BEGINNING AND CONTAINING 38.891 SQ. FT. OR 0.8882 ACRE MORE OR LESS AND BEING DESIGNATED AS PARCEL 2 ON THAT CERTAIN PLAT ENTITLED "FINAL PLAT

Exhibit A, Page 5

FOR RCG – GOLDSBORO, LLC" RECORD IN PLAT CABINET O, SLIDE 46-H & 46-I WAYNE COUNTY REGISTRY.

LEGAL DESCRIPTION FOR PARCEL 3

COMMENCING AT AN EXISTING CONCRETE RIGHT-OF-WAY MONUMENT LOCATED ON THE NORTHERN RIGHT-OF-WAY LINE OF BERKELEY BOULEVARD AT THE NORTHEAST INTERSECTIONAL CORNER OF BERKELEY BOULEVARD AND ASH STREET AND RUNNING THENCE ALONG SAID RIGHT-OF-WAY, N 67° 15' 00" E 188.71 FEET TO AN EXISTING MAG NAIL LOCATED NEAR THE EDGE OF AN ASPHALT DRIVE; THENCE CONTINUING ALONG SAID RIGHT-OF-WAY LINE, N 67° 15' 34" E 486.37 FEET TO AN EXISTING CONCRETE RIGHT-OF-WAY MONUMENT; THENCE CONTINUING ALONG SAID RIGHT-OF-WAY LINE, N 70° 51' 50" E 124.47 FEET TO AN EXISTING MARK ON THE CONCRETE CURB AND GUTTER, THE POINT OF BEGINNING; THENCE LEAVING THE NORTHERN RIGHT-OF-WAY LINE OF BERKELEY BOULEVARD AND RUNNING, N 33° 41' 30" N 107.67 FEET TO AN EXISTING MAG NAIL; THENCE N 56° 18' 27" E 250.01 FEET TO AN EXISTING MARK ON THE CONCRETE CURB AND GUTTER, THE NORTHWESTERN MOST CORNER OF THE J W SOUTHERLAND AND F C ROSE PROPERTY AS DESCRIBED IN DEED BOOK 114, PAGE 497 WAYNE COUNTY REGISTRY; THENCE ALONG SOUTHERLAND AND ROSE'S WESTERN LINE, S 33° 41' 30" E 160.01 FEET TO AN EXISTING IRON PIPE LOCATED IN THE NORTHERN RIGHT-OF-WAY LINE OF BERKELEY BOULEVARD, SOUTHERLAND AND ROSE'S SOUTHWESTERN MOST CORNER; THENCE ALONG SAID RIGHT-OF-WAY LINE S 67° 15' 00" W 193.14 FEET TO AN EXISTING CONCRETE RIGHT-OF-WAY MONUMENT; THENCE CONTINUING ALONG SAID RIGHT-OF-WAY LINE, S 70° 51' 50" W 62.38 FEET TO THE POINT AND PLACE OF BEGINNING AND CONTAINING 33.841 OR 0.7769 ACRE MORE OR LESS AND BEING DESIGNATED AS PARCEL 3 ON THAT CERTAIN PLAT ENTITLED "FINAL PLAT FOR RCG – GOLDSBORO, LLC" RECORD IN PLAT CABINET O SLIDE 46-H & 46-I WAYNE COUNTY REGISTRY.

TRACT 2:

TOGETHER WITH THE APPURTENANT EASEMENTS SET FORTH IN DEED OF EASEMENT AND AMENDMENT OF LEASE RECORDED IN BOOK 963, PAGE 833, AFORESAID COUNTY REGISTRY.

TRACT 3:

THAT CERTAIN PERPETUAL RIGHT AND EASEMENT GRANTED TO GOLDSBORO ASSOCIATES TO CONSTRUCT AND MAINTAIN UNDERGROUND UTILITY LINES FOR WATER AND SEWER PURPOSES OVER AND ACROSS A TRACT OF LAND ADJACENT TO TRACT 1 ABOVE AND BEING SPECIFICALLY DESCRIBED IN A DEED OF EASEMENT DATED AUGUST 31, 1977 FROM J.W. SOUTHERLAND, ET AL, TO GOLDSBORO ASSOCIATES RECORDED IN BOOK 924, PAGE 769, WAYNE COUNTY REGISTRY TO WHICH REFERENCED IS EXPRESSLY MADE FOR AN ACCURATE DESCRIPTION THEREOF.

Exhibit A, Page 6

Exhibit B

Special Warranty Deed

Excise Tax: $

Tax Lot No.:     Parcel Identifier No.:

Verified by Wayne County on the ______ day of __________________, 2026.

This instrument was prepared by:	______________________________ ______________________________ ______________________________

After recording mail to: Grantee

Brief description for the Index:_____________________,Goldsboro, North Carolina

NORTH CAROLINA SPECIAL WARRANTY DEED

THIS DEED made as of this ________ day of _______________, 2026, by and between

GRANTOR: MDR ASHLEY PLAZA, LLC, P.O. Box 8436 Richmond, VA 23226	GRANTEE: _______________________ _______________________ _______________________

The designation Grantor and Grantee, as used herein, shall include said parties, their heirs, successors, and assigns, and shall include singular, plural, masculine, feminine or neuter as required by context.

WITNESSETH, that the Grantor, for a valuable consideration paid by the Grantee, the receipt of which is hereby acknowledged, has and by these presents does grant, bargain, sell and convey unto the Grantee in fee simple, all that certain lot or parcel of land, together with the improvements thereon, situated in Wayne County, North Carolina, and more particularly described as follows:

See Exhibit 1 attached.

The property was acquired by Grantor by instrument recorded in Book 3462 at Page 687 of the Wayne County Public Registry.

Exhibit B, Page 1

All of a portion of the property herein conveyed ____ includes or   X     does not include the primary residence of Grantor.

TO HAVE AND TO HOLD the aforesaid lot or parcel of land and all privileges and appurtenances thereto belonging to the Grantee in fee simple.

And Grantor covenants with Grantee, that Grantor has done nothing to impair such title as Grantor received, and that Grantor will warrant and defend the title against the lawful claims of all persons claiming by, under or through Grantor, except for the exceptions hereinafter stated.

This conveyance is made expressly subject to the following exceptions:

1. Taxes for the current year and subsequent years not yet due and payable.

2.Matters of record except for monetary liens and monetary encumbrances against the Property.

3.The lease agreements between Grantor, as landlord/lessor, and the respective tenants, as tenant/lessee, as amended, and listed on Exhibit 2 attached hereto.

4.Matters which would be revealed by a current, accurate physical survey of the Property.

[EXHIBIT ONLY – SIGNATURE PAGES AND EXHIBITS OMITTED]

Exhibit B, Page 2

Exhibit C

BILL OF SALE AND ASSIGNMENT

THIS BILL OF SALE AND ASSIGNMENT (this “Assignment”) is executed as of _____________, 2026, by an between MDR ASHLEY PLAZA, LLC, a Delaware limited liability company (“Assignor”), and ________________________, a(n) _______________ [state]  _______________  [entity type] (“Assignee”), with reference to the following facts:

A.Concurrently herewith, Assignor is conveying to Assignee certain Real Property, together with all Improvements thereon, situated in _____________________ as described on Exhibit 1, attached hereto and incorporated herein by this reference, in accordance with the terms of that certain Purchase and Sale Agreement and Joint Escrow Instructions dated ____________, 2026, ([as amended,] the “Agreement”) by and between Assignor as Seller, and Assignee as Buyer.  Capitalized terms used herein and not defined herein shall have the meanings set forth in the Agreement.

B.Assignor desires to assign, transfer and convey to Assignee, as of the Closing Date, all of Assignor’s interests in the Personal Property, Leases, Service Contracts, and Intangible Property, but only to the extent assignable (all of the foregoing being referred to herein collectively as the “Assigned Property”), and Assignee desires to accept such assignment and to assume, with respect to the Leases and Service Contracts, all of Assignor’s obligations thereunder.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration in hand paid by Assignee to Assignor, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.Assignor does hereby, ASSIGN, TRANSFER and DELIVER and GRANT, SELL and CONVEY to Assignee all of the Personal Property, Leases, and Service Contracts.

2.Assignor does hereby, to the extent assignable or transferable, ASSIGN, TRANSFER and DELIVER and GRANT, SELL and CONVEY to Assignee all of the Intangible Property.

3.The Assigned Property is sold, transferred, assigned and conveyed to Assignee subject to all of the releases, disclosures, limitations on liability, and the other terms and conditions contained in the Agreement, and Assignor is not making any representations or warranties of any kind or nature whatsoever, WHETHER EXPRESSED OR IMPLIED, with respect to all or any portion of the Assigned Property, except to the extent expressly set forth in the Agreement.

4.Assignee hereby accepts the within assignment and assumes and agrees with Assignor to perform and comply with and to be bound by all the terms, covenants, agreements, provisions and conditions of the assigned Service Contracts and assigned Leases on the part of Assignor to be performed on or after the Closing Date, in the same manner and with the same force

Exhibit C – Page 1

and effect as if Assignee had originally executed the assigned Service Contracts and assigned Leases.

5.Assignor agrees to indemnify Assignee with respect to the performance and compliance with all the terms, covenants, agreements, provisions and conditions of the assigned Service Contracts and assigned Leases on the part of Assignor to be performed prior to the Closing Date.

6.Assignee agrees to indemnify Assignor with respect to the performance and compliance with all the terms, covenants, agreements, provisions and conditions of the Assigned Property on the part of Assignee to be performed on and after the Closing Date.

7.This Assignment shall be governed by the laws of the State of North Carolina.  This Assignment shall be effective as of the Closing Date, as such term is defined under the Agreement.  This Assignment may be executed in one (1) or more counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one (1) agreement.  The parties hereby acknowledge and agree that fax signatures or signatures transmitted by e-mail in so-called “.pdf” format shall be legal and binding and shall have the same full force and effect as if an original of this Assignment had been delivered.  Assignor and Assignee (i) intend to be bound by the signatures on any document sent by fax or e-mail, (ii) are aware that the other party will rely on such signatures, and (iii) hereby waive any defenses to the enforcement of the terms of this Assignment based on the foregoing forms of signature.  The signatories hereto represent that they have full and complete authority to bind their respective parties to this Assignment and that no other consent is necessary or required in order for the signatories to execute this Assignment on behalf of their respective parties.  If for any reason, any provision of this Assignment shall be held to be unenforceable, it shall not affect the validity or enforceability of any other provision of this Assignment and to the extent any provision of this Assignment is not determined to be unenforceable, such provision, or portion thereof, shall be, and remain, in full force and effect.

[EXHIBIT ONLY – SIGNATURE PAGES AND EXHIBITS OMITTED]

Exhibit C – Page 2

Exhibit D

List of Leases and Service Contracts

Leases:

1.	Shopping Center Lease Agreement between RCG-Goldsboro, LLC and Goldsboro Performance Group dated September 28, 2017

2.	Commercial Lease between Seller and AutoMed, LLC dated January 13, 2022
a.	First Amendment of Lease dated April 2022

3.	Lease between RCG-Goldsboro, LLC and WRCT Investments, LLC dated December 16, 2016
a.	First Amendment to Lease dated April 1, 2019
b.	Second Amendment to Lease dated June 2024

4.	Lease Agreement between Goldsboro Associates and CEC Entertainment, Inc. dated April 22, 2003
a.	Confirmation of Lease terms dated April 22, 2003
b.	Memorandum of Lease recorded in Book 2420, Page 474, Wayne County Registry
c.	First Amendment to Lease Agreement dated November 26, 2012
d.	Second Amendment to Lease Agreement dated September 14, 2020
e.	Third Amendment to Lease Agreement dated June 2, 2023
f.	Notice of Chapter 11 Bankruptcy Case

5.	Shopping Center Lease between Goldsboro Associates and Citi Trends, Inc. dated August 13, 2007
a.	Memorandum of Lease recorded in Book 2660, Page 128, Wayne County Registry
b.	Amendment to Lease dated July 29, 2012
c.	Letter Notice re: Co-Tenancy dated June 15, 2017
d.	Second Amendment to Shopping Center Lease dated September 14, 2020
e.	Third Amendment to Shopping Center Lease dated June 7, 2023
f.	Corrected Third Amendment to Shopping Center Lease dated June 2, 203
g.	Second Corrected Third Amendment to Shopping Center Lease dated June 7, 2023

6.	Agreement of Lease between Seller and City Gear, LLC dated May 31, 2024
a.	Letter re: Wells Fargo Consent to Lease Agreement dated April 24, 2024
b.	Rent Commencement Date Agreement dated September 4, 2024
c.	Notice of Assignment of City Gear Leases to DTLR, Inc. dated April 30, 2025
d.	Property Owner’s Letter of Authorization re: Signage dated March 14, 2024
e.	Property Owner’s Letter of Authorization re: Signage dated March 22, 2024

7.	Shopping Center Lease Agreement between RCG-Goldsboro, LLC and Lucas Dining IV, Inc. dated January 19, 2012
a.	Landlord’s Waiver and Consent dated March 12, 2012
b.	First Amendment to Shopping Center Lease Agreement dated November 19, 2019

Exhibit D – Page 1

8.	Commercial Lease between Seller and Maher A. Altam, D/B/A Happy Smoke dated October 13, 2021
a.	First Lease Amendment dated March 2024
b.	First Lease Amendment dated April 8, 2024

9.	Lease between RCG-Goldsboro, LLC and Harbor Freight Tools USA, Inc. dated July 24, 2018
a.	Memorandum of Lease dated July 24th, 2018
b.	First Amendment to Lease dated August 24, 2022

10.	Lease Agreement between RCG Goldsboro, LLC and Hobby Lobby Stores, Inc., dated June 27, 2018

11.	Shopping Center Lease Agreement between RCG-Goldsboro, LLC and TRI PF, LLC dated October 24, 2017
a.	Amendment to Lease Agreement dated June 30, 2020
b.	Second Amendment to Lease Agreement dated November 17, 2020
c.	Notice of Transfer Agreement dated July 11, 2022

12.	Lease Agreement between Goldsboro Associates and Khang Nguyen Le dated October 3, 2002
a.	Lease Extension and Modification Agreement dated Mary 26, 2005
b.	2nd Lease Extension and Modification Agreement dated September 18, 2008
c.	3rd Lease Extension and Modification Agreement dated February 6, 2012
d.	4th Lease Extension and Modification Agreement dated May 19, 2014
e.	Notice re: Holdover dated February 6, 2018
f.	5th Lease Extension and Modification Agreement dated February 14, 2018

13.	Lease Agreement between Goldsboro Associates and Triton PCS (SunCom) dated July 16, 2001
a.	Notice re: Name Change dated April 4, 2006
b.	Lease Extension and Modification Agreement dated November 7, 2006
c.	Second Amendment to Lease dated November 2, 2009
d.	Third Amendment to Lease dated December 14, 2012
e.	Fourth Amendment to Lease dated August 10, 2016
f.	Fifth Amendment to Lease dated August 1, 2021

14.	Automated Teller Machine Site Lease Agreement between Seller and USAA Federal Savings Bank dated October 21, 2019
a.	Notice re: Renewal dated January 27, 2024

15.	Temporary License Agreement between Seller and American Textile Recycling, LLC dated January 2026

Service Contracts:

1.	BFPE International – Sprinkler System Maintenance and Inspection – September 4, 2025

Exhibit D – Page 2

2.	Highland Roofing Company – Preventative Roof Maintenance – July 17, 2025
3.	Wood Electronic Systems Company – Fire system monitoring – September 11, 2024
4.	Wright Group LLC – Lanscape Maintenance - September 1, 2024
5.	Wright Group LLC – Snow Removal - Undated

Exhibit D – Page 3

Exhibit E

CERTIFICATE REGARDING FOREIGN INVESTMENT
IN REAL PROPERTY TAX ACT

Section 1445 of the Internal Revenue Code provides that a transferee (buyer) of a U.S. real property interest must withhold tax if the transferor (seller) is a foreign person.  To inform the transferee (buyer) that withholding of tax is not required upon the disposition of a U.S. real property interest by MDR ASHLEY PLAZA, LLC, a Delaware limited liability company (the “Company”), as title holder of certain real property described below, which disregarded entity is wholly owned by MEDALIST DIVERSIFIED HOLDINGS, LP (“Transferor”), Transferor hereby certifies:

1.The Company is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations).

2.The Company’s Federal Employer Identification Number is: _______________

3.The Company’s address is:

MDR ASHLEY PLAZA, LLC
P.O. Box 8436
Richmond, VA 23226

4.The address or description of the property which is the subject matter of the disposition is described in Exhibit 1 attached hereto.

5.The Company is a disregarded entity, as defined in §1.1445-2(b)(2)(iii), of the United States Income Tax Regulations.

6.The Transferor’s Federal Employer Identification Number is:  ________________

7.  The Transferor’s address is:

MEDALIST DIVERSIFIED HOLDINGS, LP
P.O. Box 8436
Richmond, VA 23226

Transferor understands that this certification may be disclosed to the Internal Revenue Service by transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

Transferor declares that it has examined this certification and to the best of its knowledge and belief, it is true, correct and complete, and further declares that the individual executing this certification on behalf of Transferor has full authority to do so.

[EXHIBIT ONLY – SIGNATURE PAGES AND EXHIBITS OMITTED]

Exhibit E, Page 1

Exhibit F

OWNER’S AFFIDAVIT

In connection with a proposed sale by MDR ASHLEY PLAZA, LLC,

a Delaware limited liability company (“Owner”) to _____________________ (“Buyer”), of that certain real property commonly known as _________________________ (the “Land”), described in that certain Preliminary Title Report or Title Commitment dated __________, 2026 (the “Report”) issued by __________________ (“Title Company”) under its Order No. _______________, the Title Company has been requested to issue a policy of title insurance (the “Policy”) to Buyer.  In furtherance thereof, the undersigned, first being duly sworn, deposes and says:

1.That it is the owner of the Land and any improvements located thereon, including any buildings or other similar structures, which are all herein collectively referred to as the “Property”.

2.That there is no one in possession of to the Property other than the Owner, the tenants and any subtenants or other users pursuant to the Leases (defined below), and the Buyer, to the extent expressly granted to Buyer in that certain Purchase and Sale Agreement and Joint Escrow Instructions dated ___________, 2026.

3.That there are no unpaid bills for any association dues, taxes or other recorded assessments against the Land.

4.That Owner has not entered into any leases with respect to the Property except for those certain leases listed on Schedule 1 (the “Leases”).

5.That except as set forth on Schedule 1 the Owner (as opposed to any tenant or other user or occupant) has not made any material improvements or alterations to the Property in the ninety (90) days prior to the date of this Owner’s Affidavit.

6.That it has not received any notice of a supplemental tax bill for the Property which is unpaid except as may be described on the Report.

7.That this Affidavit is given for the purpose of inducing the Title Company to issue the Policy which may provide coverage as to the items mentioned above, and that the statements made herein are true and correct to the actual current knowledge of the signatory below.  Owner further acknowledges that it has read the foregoing and fully understands the legal aspects of any misrepresentation and/or untrue statements made herein and agrees to indemnify and hold harmless the Title Company against liability occasioned by reason of the Title Company’s reliance upon the statements made herein.

[EXHIBIT ONLY – SIGNATURE PAGES AND EXHIBITS OMITTED]

Exhibit F, Page 1

Exhibit G

Form of Estoppel Certificate

TO:	MDR Ashley Plaza, LLC (“Landlord”)

Attn: Brent Winn

P.O. Box 8436

Richmond, Virginia 23226

and:_______________ (“Buyer”)

_______________

_______________

_______________

RE:Ashley Plaza (the “Shopping Center”)

Property Address: ______________ Suite No. _______ (the “Premises”):

Lease Agreement dated_________

Between MDR Ashley Plaza, LLC, a Delaware limited liability company, as Landlord, and _______________________, as Tenant (as amended, modified or supplemented by the items set forth on Annex I, the “Lease”)

The undersigned tenant (“Tenant”) hereby certifies to Buyer and Landlord as follows:

1.The Premises consists of a total of _____ rentable square feet.

2.The Lease is in full force and effect, Tenant is the current Tenant under the Lease, and the Lease has not been canceled, modified, assigned, extended or amended except as set forth on Annex 1, attached hereto.

3.The Commencement Date for the Lease occurred on MM/DD/YYYY, and the Lease terminates on MM/DD/YYYY, subject to the following Tenant renewal options and/or early termination rights, if any: __________________

4.The fixed minimum base rent presently being paid by Tenant is $______ per rentable square foot, which equals $______ per month (the “Base Minimum Rent”), and has been paid through ___________________, 2026. In addition to Base Minimum Rent, the current monthly amount of Additional Rent being paid by Tenant is $________, which consists of the following: (a) Common Area Maintenance charges (“CAM”): $_______; (b) real estate taxes: $______; and (c) insurance: $_____. Tenant confirms that all Additional Rent invoiced or billed to date has been paid in full, and acknowledges that any unbilled, unreconciled, or year-end adjustment amounts for CAM, real estate taxes, insurance, or any other Additional Rent are expressly preserved and remain due and payable in accordance with the Lease. Tenant has not prepaid Base Minimum Rent or Additional Rent, except ____________ (if “none”, leave blank). The amount of the security deposit currently held by Landlord is $__________. Tenant commenced payment of Base Minimum Rent and Additional Rent under the Lease on MM/DD/YYYY.

5. Tenant acknowledges that it is required to pay percentage rent in accordance with the calculation set forth in its Lease as follows: _______________________ (if percentage rent is not applicable, leave blank).

Exhibit G, Page 1

6.All work to be performed for Tenant under the Lease has been performed and completed as required by the Lease and has been accepted by Tenant, and Tenant is currently occupying the Premises.  Tenant does not have any unused improvement allowance, except ______.  There is no free rent and no other funds owed to Tenant under the Lease, except ______.

7.As of the date of this Tenant Estoppel Certificate, (i) to Tenant’s knowledge, Landlord is not in default under any of the terms, conditions or covenants of the Lease to be performed or complied with by Landlord, and no event has occurred and no circumstance exists which, with the passage of time or the giving of notice by Tenant, or both, would constitute such a default, (ii) Tenant is not in default under any of the terms, conditions or covenants of the Lease to be performed or complied with by Tenant, and no event has occurred and no circumstance exists which, with the passage of time or the giving of notice by Landlord, or both, would constitute such a default, (iii) to Tenant’s knowledge, Tenant has no existing defenses, offsets or credits against the payment of Rent and other sums due or to become due under the Lease or against the performance of any other of Tenant’s obligations under the Lease or any claims against the Landlord, (iv) all tenant allowances or other benefits required to be paid or delivered by Landlord have been fully satisfied, (v) Landlord has performed any and all required work required under the Lease, and (vi) Tenant has no right or claim under the Lease arising from any pandemic or any pandemic-related governmental mandates or regulations.

8.Except as set forth on Annex 1, there are no agreements, written or oral, between Tenant and the Landlord with respect to the Lease, the Premises, parking and/or the Shopping Center.

9.Tenant has no option or right of first refusal to purchase the Premises or the Shopping Center.  Tenant has no right to lease additional or different space in the Shopping Center.

10.Tenant has not entered into any sublease, assignment, or any other agreement transferring any of its interest in the Lease or the Premises, except as follows: _____.

The statements contained herein may be relied upon by the Landlord, the Buyer, and the Buyer’s lender.

If a blank in this document is not filled in, the blank will be deemed to read “none”.

Capitalized terms used but not otherwise defined herein shall have the meaning given to such terms in the Lease.

If Tenant is a corporation or other entity, the undersigned signatory is duly appointed officer or other signatory and has the authority to bind the Tenant.

[EXHIBIT ONLY – SIGNATURE PAGES AND EXHIBITS OMITTED]

Exhibit G, Page 2

Exhibit H

Form of Tenant Notice Letter

_____________, 2026

_________________

_________________

_________________

TO:All Tenants at Shops at Ashley Plaza (the “Property”)

RE:Notification Regarding Change of Ownership

This letter is to notify you as a Tenant at the referenced Property, that the Property has been sold by MDR Ashley Plaza, LLC, a Delaware limited liability company (“Seller”), to _______________________ (“Buyer”). As of the date hereof, your Lease has been assigned by Seller to Buyer.  Consequently, Buyer is now your landlord. From the date of this letter, any and all unpaid rent as well as all future rent, or any other amounts due under the terms of your Lease, shall be paid to Buyer. You will receive a separate notice from Buyer setting forth instructions regarding where all future rent payments under the lease shall be made.  All other formal communications and inquiries in connection with your Lease should be delivered to Buyer at the following address:

______________________________

______________________________

_______________________________

As part of the sale, all refundable tenant deposits, if any, actually held by Seller with respect to the Property have been transferred to, and Seller’s obligations with respect to such deposits have been assumed by, Buyer as of the date of this letter.  Buyer is now responsible to account to you under the Lease and at law for the deposit(s) transferred by Seller. Any and all payments of rent (or other sums due under your Lease) hereafter paid to any party other than Buyer shall not relieve you of the obligation of making said payment to Buyer.

Lastly, please modify all required insurance certificates to reflect the Buyer as the additional insured landlord as set forth below:

SELLER:

MDR ASHLEY PLAZA, LLC,

a Delaware limited liability company

By: ____________________________

Name: C. Brent Winn, Jr.

Title: Authorized Signatory

[EXHIBIT ONLY – SIGNATURE PAGES AND EXHIBITS OMITTED]

Exhibit H, Page 1

Schedule 1

Lease Defaults

None.

Schedule 2, Page 1

Schedule 2

Rent Roll

Unit	Lease Name	Lease Type	Lease From	Lease To	Term (Months)	Area	Base Rent	Rent Per Area	Recovery Per Area	Misc Per Area	Total Per Area	Deposit
101	Lucas Dining IV, Inc	Commercial - Recoveries	1/27/2012	5/31/2032	245	5,000.00	7,566.67	1.51	0.00	0.02	1.53	11,250.00
103	AutoMed, LLC	Commercial - Recoveries	1/5/2022	2/4/2032	122	3,656.00	2,954.46	0.81	0.15	0.00	0.96	6,912.50
105	Harbor Freight Tools	Commercial - Recoveries	8/21/2018	2/28/2034	187	21,416.00	13,320.00	0.62	0.08	0.00	0.71	0.00
107	Hobby Lobby Stores I	Commercial - Recoveries	3/11/2018	3/31/2029	133	50,000.00	21,875.00	0.44	0.12	0.00	0.55	0.00
201	TRI PF LLC dba Plane	Commercial - Recoveries	11/24/2017	4/30/2030	150	20,131.00	15,098.25	0.75	0.18	0.00	0.93	0.00
203	WRCT Investments LLC	Commercial - Recoveries	12/16/2016	1/31/2030	158	4,000.00	3,916.67	0.98	0.13	0.00	1.11	0.00
209	CEC Entertainment LL	Commercial - Recoveries	9/19/2003	10/31/2033	362	11,400.00	11,250.00	0.99	0.04	0.00	1.03	0.00
211	Goldsboro Performanc	Commercial - Recoveries	11/1/2017	8/31/2028	130	17,920.00	14,112.00	0.79	0.15	0.00	0.94	0.00
211A	Citi Trends, Inc.	Commercial - Recoveries	12/12/2007	12/31/2028	253	14,880.00	8,940.40	0.60	0.14	0.00	0.74	0.00
213, 215	Citi Gear, LLC	Commercial - Recoveries	7/1/2024	10/31/2031	88	6,564.00	9,299.00	1.42	0.13	0.00	1.55	0.00
219	Khang Nguyen Le dba	Commercial - Recoveries	10/1/2002	12/31/2027	303	1,400.00	3,282.73	2.34	0.17	0.00	2.51	2,300.66
221	Maher A. Altam dba H	Commercial - Recoveries	10/13/2021	10/12/2028	85	3,070.00	5,156.86	1.68	0.15	0.00	1.83	10,275.84
225	T-Mobile South LLC	Commercial - Recoveries	11/3/2001	7/31/2026	297	3,000.00	8,750.00	2.92	0.44	0.00	3.36	0.00
ATM	USAA Federal Savings	Commercial - No Recoveries	5/1/2020	4/30/2030	120	0.00	1,500.00	0.00	0.00	0.00	0.00	0.00
BIN	American Textile Rec	Commercial - No Recoveries	1/15/2024	1/31/2027	37	0.00	100.00	0.00	0.00	0.00	0.00	0.00
205	VACANT	N/A	2/25/2026	2/25/2026	-	1,575.00	0.00	0.00	0.00	0.00	0.00	0.00

Summary

Schedule 4, Page 1

	Total Units	Percentage	Total Area	Percentage	Total Base Rent	Total Rent Per Area	Total Recovery Per Area	Total Misc Per Area	Total Charges Per Area	Total Deposit
Occupied	16	94.12%	162,437.00	99.04%	127,122.04	0.78	0.13	0.00	0.91	30739
Vacant	1	5.88%	1,575.00	0.96%	0.00	0.00	0.00	0.00	0.00	0
Totals	17		164,012.00		127,122.04	0.78	0.00	0.00	0.00	30739

Schedule 4, Page 2

Schedule 4

Security Deposits

Lease Name	Deposit
Lucas Dining IV, Inc	$11,250.00
AutoMed, LLC	$6,912.50
Harbor Freight Tools	$0.00
Hobby Lobby Stores I	$0.00
TRI PF LLC dba Plane	$0.00
WRCT Investments LLC	$0.00
CEC Entertainment LL	$0.00
Goldsboro Performance	$0.00
Citi Trends, Inc.	$0.00
Citi Gear, LLC	$0.00
Khang Nguyen Le dba	$2,300.66
Maher A. Altam dba Happy Smoke	$10,275.84
T-Mobile South LLC	$0.00
USAA Federal Savings	$0.00
American Textile Rec	$0.00
VACANT	$0.00

Schedule 4, Page 3